Exhibit 10.47

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[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

License and Collaboration Agreement

by and between

Cytokinetics, Inc.

and

Astellas Pharma Inc.

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LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of June 21, 2013 (the “Effective Date”), by and between Cytokinetics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 280 East Grand Avenue, South San Francisco, CA 94080, USA (“Cytokinetics”), and Astellas Pharma Inc., a corporation organized and existing under the laws of Japan, having its registered office at 5-1, Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”). Astellas and Cytokinetics are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Cytokinetics is a biopharmaceutical company directed to the research and development of small molecule compounds that modulate muscle function, and owns certain patents and know-how relating to skeletal sarcomere activators;

WHEREAS, Astellas is a pharmaceutical company working to create and develop novel therapies;

WHEREAS, Cytokinetics has conducted and continues to conduct research activities (including biochemistry, cellular characterization, chemistry and pharmacology) directed to the discovery of small molecules that activate the skeletal muscle sarcomere, and has initiated a first-time-in-humans Phase 1 clinical trial of its proprietary fast skeletal muscle troponin activator CK-2127107;

WHEREAS, Astellas has conducted [*];

WHEREAS, Cytokinetics and Astellas desire to establish a collaboration for the research and development and, if successful, commercialization of pharmaceutical products that contain certain fast skeletal [*] activators (except for Cytokinetics’ clinical development candidate tirasemtiv and related molecules) and certain other skeletal sarcomere activators, all under the terms and conditions set forth herein;

WHEREAS, Cytokinetics will retain the right to products that contain tirasemtiv and related molecules, and will develop and, if successful, commercialize such products outside the scope of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Astellas and Cytokinetics hereby agree as follows:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1 “Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

1.2 “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise.

1.3 “Alliance Manager” is defined in Section 2.1.

1.4 “Astellas Indemnitee” is defined in Section 15.1.

1.5 “Astellas Know-How” means all Know-How that is (a) Controlled by Astellas or its Affiliates during the Term and (b) reasonably necessary or useful for the Research, Development, Manufacture, Commercialization or Medical Affairs Activities of any Compound and/or Collaboration Product, provided, however, that Astellas Know-How specifically excludes Collaboration Know-How.

1.6 “Astellas Patents” means any Patent Right that is (a) Controlled by Astellas or its Affiliates during the Term and (b) reasonably necessary or useful for the Research, Development, Manufacture, Commercialization or Medical Affairs Activities of any Compound and/or Collaboration Product, provided, however, that Astellas Patents specifically exclude Collaboration Patents. The Astellas Patents existing as of the Effective Date are listed in Exhibit A.

1.7 “Astellas Technology” means Astellas Know-How and Astellas Patents.

1.8 “Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in Japan or a bank holiday in New York, USA.

1.9 “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.10 “CMC Activities” means the chemistry, manufacturing, control and other activities necessary or useful for generating the CMC Information required for Marketing Approval of the Collaboration Products, including Manufacture of validation and/or clinical trial materials, which are necessary or useful to obtain Marketing Approval of the Collaboration Products.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.11 “CMC Information” means information related to the chemistry, manufacturing and controls of a Compound or a Collaboration Product, as specified by FDA, EMA or other applicable Regulatory Authority.

1.12 “Collaboration” means the collaboration of the Parties with respect to the Research, Development, Manufacture, Commercialization and Medical Affairs Activities of the Compounds and Collaboration Products in the Licensed Indications (for [*] Activators) or the Field (for [*] Activators), as and to the extent set forth in this Agreement.

1.13 “Collaboration Intellectual Property” means any information and materials, including discoveries, improvements, modifications, processes, methods, assay, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, coordinates for compound/apo protein structures, expression constructs, know-how and trade secrets, patentable or otherwise, that is discovered, generated, conceived and/or reduced to practice by or on behalf either Party (including its Affiliates, employees, agents and contractors), whether solely or jointly, as a result of: (a) the performance of its activities under the Research Plan and/or (b) the performance of its activities under the Development Plan [*], in each case including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.14 “Collaboration Know-How” means Know-How that is within the Collaboration Intellectual Property.

1.15 “Collaboration Patents” means Patent Rights that [*] Collaboration Patents.

1.16 “Collaboration Product” means any pharmaceutical product containing a Compound, alone or in combination with other Active Ingredients, in any formulation or dosage form and for any mode of administration.

1.17 “Combination Product” is defined in Section 1.91 (definition of “Net Sales”).

1.18 “Commercialize” or “Commercialization” means all activities directed to marketing, promoting, advertising, exhibiting, distributing, detailing or selling a Collaboration Product in the Field (including importing and exporting activities in connection therewith). For the avoidance of doubt, Commercialization does not include Medical Affairs Activities.

1.19 “Commercialization Plan” is defined in Section 8.3.

1.20 “Committee” means the JSC, JRC, JDC, JMC, JCC, JMAC or JPC, as applicable.

1.21 “Competing Program” is defined in Section 3.6(e).

1.22 “Compound” means any [*] Activator or [*] Activator.

1.23 “Compound Criteria” means the criteria listed in Exhibit B for each of [*] Activators, [*] Activators and [*] Activators.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.24 “Confidential Information” of a Party means all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement, whether made available orally, visually, in writing or in electronic form. To the extent that Cytokinetics discloses to Astellas and/or its Affiliates any information relating to [*] (such disclosure to be made at Cytokinetics’ sole discretion), such information shall also be deemed Confidential Information. Collaboration Intellectual Property shall be deemed Confidential Information of both Parties.

1.25 “Confidentiality Agreement” is defined in Section 16.8.

1.26 “Control” or “Controlled” means, with respect to any Know-How, Patent Rights or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patent Rights, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.27 “Co-Promote” and “Co-Promotion” means the promotional activities relating to the Collaboration Products directed to healthcare professionals or otherwise in furtherance of the Commercialization of the Collaboration Products to be conducted by Cytokinetics in the Co-Promotion Territory in the event Cytokinetics exercises its rights under Section 8.6.

1.28 “Co-Promotion Territory” means: (a) the fifty (50) states and the District of Columbia in the United States of America; and (b) Canada.

1.29 “Cytokinetics Indemnitee” is defined in Section 15.2.

1.30 “Cytokinetics Know-How” means all Know-How that is (a) Controlled by Cytokinetics or its Affiliates during the Term and (b) reasonably necessary or useful for the Research, Development, Manufacture, Commercialization or Medical Affairs Activities of any Compound and/or Collaboration Product, provided, however, that Cytokinetics Know-How specifically excludes Collaboration Know-How.

1.31 “Cytokinetics Patents” means any Patent Right that is (a) Controlled by Cytokinetics or its Affiliates during the Term and (b) reasonably necessary or useful for the Research, Development, Manufacture, Commercialization or Medical Affairs Activities of any Compound and/or Collaboration Product, provided, however, that Cytokinetics Patents specifically exclude Collaboration Patents. The Cytokinetics Patents existing as of the Effective Date are listed in Exhibit C. For clarity, Cytokinetics Patents shall include any Patent Rights arising after the Effective Date that [*] as of the Effective Date.

1.32 “Cytokinetics Technology” means Cytokinetics Patents and Cytokinetics Know-How.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.33 “Develop” or “Development” means all development activities for any Compound or Collaboration Product that are directed to obtaining Marketing Approval(s) of the Collaboration Products, including: all non-clinical, preclinical and clinical activities, testing and studies of such Compound or Collaboration Product (including IND-Enabling Studies and translational research); manufacturing development, process and formulation development; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies; distribution of such Compound or Collaboration Product for use in clinical trials (including placebos and comparators); statistical analyses; assay development; instrument design and development; protocol design and development; quality assurance and control; report writing; and the preparation, filing and prosecution of any MAA for such Collaboration Product; development activities directed to label expansion (including prescribing information) and/or obtaining Marketing Approval for one or more additional Indications or patient populations following initial Marketing Approval; development activities conducted after receipt of Marketing Approval which were a condition for the receipt of such Marketing Approval; and all regulatory activities related to any of the foregoing.

1.34 “Development Costs” means the [*] costs incurred by or on account of a Party in performing Development in accordance with the Development Plan.

1.35 “Development Plan” is defined in Section 5.2(a).

1.36 “Development Program” is defined in Section 5.2(a).

1.37 “Diligent Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending [*] to accomplish such task or obligation as such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors) would [*]; and (b) where applied to the Research, Development, Manufacture, and/or Commercialization of, or Medical Affairs Activities for, a Compound or Collaboration Product, the use of [*], in an [*], as [*], taking into account relevant factors including, without limitation, [*] and other relevant factors, including [*]. “Diligent Efforts” shall require that such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (i) promptly assign responsibility for such obligations to qualified personnel, set annual goals and objectives for carrying out such obligations, and monitor and hold personnel accountable for progress with respect to such goals and objectives; (ii) set and seek to achieve specific and meaningful objectives for carrying out such obligations, with timelines consistent with a comparable [*] program; and (iii) make and implement decisions and [*] designed to [*] with respect to such objectives.

1.38 “Disclosing Party” is defined in Section 12.1(a).

1.39 “Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.40 “Earlier Milestone Event” is defined in Section 10.5(b).

1.41 “EMA” means the European Medicines Agency or any successor entity thereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.42 “EU” or the “European Union” means the European Union and its member states as of the Effective Date, which are: Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxemburg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom, as well as Norway and Iceland, and each of their successors to the extent such successors occupy the same territory.

1.43 “[*] Activator” means (a) any small molecule compound that (i) is [*], (ii) has a specified level of stimulatory activity against any [*], as set forth in the applicable Compound Criteria, and (iii) the [*]; and (b) any [*] in subclause (a) above.

1.44 “[*] Activator” means, subject to the final sentence of this paragraph, (a) any small molecule compound that (i) is [*], (ii) has a specified level of stimulatory activity against any [*], as set forth in the applicable Compound Criteria, and (iii) the [*]; and (b) any [*] in subclause (a) above. [*] Activators include [*], but exclude all [*].

1.45 “FCPA” is defined in Section 16.7(a).

1.46 “FCPA Covered Person” is defined in Section 16.7(a).

1.47 “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.48 “Federal Arbitration Act” is defined in Section 16.6.

1.49 “Field” means the treatment, prevention and/or amelioration of any diseases and medical conditions in humans.

1.50 “Filing” of an MAA means the acceptance by a Regulatory Authority of an MAA for filing and review, if applicable, or otherwise the submission of such MAA.

1.51 “First Commercial Sale” means, with respect to any Collaboration Product in any country or jurisdiction, the first sale of such Collaboration Product to a Third Party for distribution, use or consumption in such country or jurisdiction after the Marketing Approvals have been obtained for such Collaboration Product in such country or jurisdiction.

1.52 “FTE” means the equivalent of a full-time individual’s work for a twelve (12) month period (consisting of a total of [*] hours per year of dedicated effort). Any person who devotes more or less than [*] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by [*]. For avoidance of doubt, the hours allocated to the work of general corporate or administrative personnel shall not be incorporated into FTE.

1.53 “FTE Rate” means an initial rate of [*] Dollars [*] per FTE per year for Cytokinetics, which shall apply through [*]. Thereafter, the FTE Rate shall be changed annually on a calendar year basis to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index in the U.S. (“CPI”) (based on the change in the CPI from the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Rate). The FTE Rate applicable to [*] shall be subject to the adjustment set forth in Section [*].

1.54 “GAAP” means the U.S. generally accepted accounting principles.

1.55 “Generic Product” means, with respect to a Collaboration Product in a particular country, any pharmaceutical product that (a) contains the same Active Ingredients and formulation as such Collaboration Product; (b) [*] in such country and [*] in such country; and (c) is sold in such country by a Third Party that is not a sublicensee of Astellas or its Affiliates and did not purchase such product in a chain of distribution that included any of Astellas or its Affiliates or sublicensees.

1.56 “Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.57 “IFRS” means International Financial Reporting Standards.

1.58 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.59 “IND-Enabling Studies” means studies that are specifically required for an IND, including ADME (absorption, distribution, metabolism, and excretion), GLP toxicology studies, or studies required for the preparation of the CMC section of an IND, including studies related to analytical methods and purity analysis, and formulation and manufacturing development studies, all as necessary to obtain the permission of Regulatory Authorities to begin human clinical investigations.

1.60 “Indemnified Party” is defined in Section 15.3.

1.61 “Indemnifying Party” is defined in Section 15.3.

1.62 “Indication” means any human diseases, syndromes and medical conditions that can be diagnosed, treated, prevented or ameliorated.

1.63 “Initiate” or “Initiation” means, with respect to a clinical trial of a Collaboration Product, the first dosing of the first human subject for such clinical trial.

1.64 “[*] Rules” is defined in Section 16.6.

1.65 “Joint Commercialization Committee” or “JCC” is defined in Section 2.6.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.66 “Joint Development Committee” or “JDC” is defined in Section 2.4.

1.67 “Joint Manufacturing Committee” or “JMC” is defined in Section 2.5.

1.68 “Joint Medical Affairs Committee” or “JMAC” is defined in Section 2.7.

1.69 “Joint Patent Committee” or “JPC” is defined in Section 2.8.

1.70 “Joint Research Committee” or “JRC” is defined in Section 2.3.

1.71 “Joint Steering Committee” or “JSC” is defined in Section 2.2.

1.72 “Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, coordinates for compound/apo protein structures, expression constructs, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.

1.73 “Later Milestone Event” is defined in Section 10.5(b).

1.74 “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.75 “Lead Compound” means (a) Cytokinetics’ proprietary compound known as CK-2127107, which is the subject of the Lead Compound IND, and (b) any [*] in subclause (a) above.

1.76 “Lead Compound IND” means U.S. IND No. [*].

1.77 “Lead Compound [*]” is defined in Section [*].

1.78 “Lead Compound [*]” is defined in Section [*].

1.79 “Lead Product” means a Collaboration Product that contains the Lead Compound.

1.80 “Licensed Indications” means the following Indications: (a) [*] non-neuromuscular diseases and conditions (e.g., [*]); (b) [*]; and (c) any other Indication designated as a Licensed Indication pursuant to Section [*].

1.81 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to commercially sell a Collaboration Product (but excluding pricing approval) in the Field in a particular jurisdiction (including, without limitation, a New Drug Application in the U.S.) and all amendments and supplements thereto.

1.82 “Major EU Market Countries” means [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.83 “Major Market Countries” means [*].

1.84 “Manufacture” and “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, inventory control and management, storing and transporting any Compound and/or Collaboration Product.

1.85 “Manufacturing Costs” means, with respect to a particular Compound or Collaboration Product Manufactured and supplied by a Party pursuant to the Development Plan:

(a) if such Compound or Collaboration Product is Manufactured by such Party’s Third Party manufacturer, [*] costs incurred by such Party in association therewith, including for [*] with respect thereto;

(b) if such Compound or Collaboration Product is Manufactured by such Party itself, [*], including without limitation [*] manufacturing costs. Such [*] of Compound or Collaboration Product [*] and (ii) in accordance with IFRS (in the case of Astellas) or GAAP (in the case of Cytokinetics) consistently applied.

1.86 “Marketing Approval” means all approvals necessary for the commercial sale of a Collaboration Product in the Field in a given country or regulatory jurisdiction.

1.87 “Medical Affairs Activities” means activities designed to ensure or improve appropriate medical use of, conduct medical education regarding, or further research regarding, the Compound and the Collaboration Product or to increase disease state awareness, including by way of example: (a) activities of medical scientific liaisons, which shall mean the following functions: (x) conduct of service based medical activities including providing input and assistance with consultancy meetings, recommending investigators for clinical trials and providing input in the design of such trials and other research related activities, and (y) delivery of non-promotional communications and conduct of non-promotional activities including presenting new clinical trial data and other scientific or disease state awareness information; (b) grants to support continuing medical education, symposia, or Third Party research related to Collaboration Products; (c) development, publication and dissemination of publications relating to the Compound and the Collaboration Products and relevant disease states; (d) medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email; (e) conducting advisory board meetings or other consultant programs; (f) support of investigator-initiated trials; (g) managing relationships with cooperative groups, physician/hospital networks and disease state or patient and caregiver advocacy groups; (h) establishing and implementing risk, evaluation and mitigation strategies, (i) voluntary phase 4 trials or post-approval patient registries, (j) health economic and outcomes research (HEOR) activities, (k) independent medical education activities, and (l) non-promotional exhibiting at medical and scientific fora. For the purposes of clarity, post-approval clinical studies within the approved Indications, which were a condition for the receipt of such Marketing Approval, shall be included within Development and shall not be included within Medical Affairs Activities.

1.88 “Medical Affairs Plan” is defined in Section 9.3.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.89 “MSL” is defined in Section 9.1.

1.90 [*] is defined in Section [*].

1.91 “Net Sales” means the gross amount billed or invoiced by or for the benefit of Astellas, its Affiliates, and its sublicensees to independent, unrelated persons in bona fide arm’s length transactions with respect to a Collaboration Product, less the following deductions, as allocable to such Collaboration Products (if not previously deducted from the amount invoiced):

(a) [*];

(b) [*];

(c) [*];

(d) [*]; and

(e) [*].

If a single item falls into more than one of the categories set forth in clauses (a)-(e) above, such item may not be deducted more than once.

Sales between Astellas and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is a distributor, pharmacy or end user.

If a Collaboration Product either (i) is sold in the form of a combination product containing both a Compound and one or more Active Ingredient(s) as separate molecular entity(ies) that are not Compounds; or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case ((i) or (ii)), a “Combination Product”), the Net Sales of such Collaboration Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Collaboration Product, shall be determined as follows: first, Astellas shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of such Collaboration Product, if sold separately, and B is the total invoice price of other Active Ingredient or delivery device in such Combination Product if sold separately. If any other Active Ingredient or delivery device in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of such Collaboration Product if sold separately, and C is the invoice price of such Combination Product. If neither such Collaboration Product nor any other Active Ingredient (or delivery device) in such Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of such Collaboration Product in such Combination Product to the total fair market value of such Combination Product.

With respect to any sale of any Collaboration Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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non-monetary consideration), for purposes of calculating the Net Sales, such Collaboration Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Collaboration Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Collaboration Products distributed for use in clinical trials.

Net Sales shall be calculated on an accrual basis, in a manner consistent with Astellas’ accounting policies for external reporting purposes, as consistently applied, in accordance with IFRS. To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with Astellas’ accounting policies for external reporting purposes, as consistently applied, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

1.92 [*] means (a) [*], and (b) any other [*] that is designated by the JDC as a [*] pursuant to Section [*].

1.93 [*] is defined in Section [*].

1.94 [*] Activators” means [*] Activators and [*] Activators, and specifically excludes (a) [*] Activators, (b) [*], and (c) any compound targeting any [*].

1.95 “Patent Rights” means all patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.96 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.97 “Pharmacovigilance Agreement” is defined in Section 6.5.

1.98 “Phase 1 Clinical Trial” means a controlled human clinical trial of a Collaboration Product that would satisfy the requirements of 21 CFR 312.21(a) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 1 clinical trial” in the Development Plan.

1.99 “Phase 1 Work” is defined in Section 5.3(b).

1.100 “Phase 2 Clinical Trial” means a controlled human clinical trial of a Collaboration Product that would satisfy the requirements of 21 CFR 312.21(b) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 2 clinical trial” in the Development Plan.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.101 “Phase 3 Clinical Trial” means a controlled or uncontrolled human clinical trial of a Collaboration Product that would satisfy the requirements of 21 CFR 312.21(c) or corresponding foreign regulations, regardless of whether such trial is referred to as a “phase 3 clinical trial” in the Development Plan.

1.102 “[*]” is defined in Section [*].

1.103 “Product Infringement” is defined in Section 11.4(a).

1.104 “Product Marks” is defined in Section 11.5.

1.105 “Receiving Party” is defined in Section 12.1(a).

1.106 “Regulatory Authority” means any applicable Governmental Authority responsible for granting Marketing Approvals or pricing approvals for Collaboration Products, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

1.107 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than patents, including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997, or rights similar thereto outside the United States.

1.108 “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Research a Compound and/or Develop, Manufacture, or Commercialize a Compound or Collaboration Product in the Field in a particular country or jurisdiction. “Regulatory Materials” includes any IND, MAA and Marketing Approval.

1.109 “Research” means all research activities conducted by or on behalf of either Party or the Parties jointly pursuant the Research Plan during the Research Term to discover, identify, characterize and optimize the Compounds.

1.110 “Research Budget” is defined in Section 4.3.

1.111 “Research Plan” is defined in Section 4.3.

1.112 “Research Plan Costs” is defined in Section 4.6.

1.113 “Research Term” is defined in Section 4.2.

1.114 “Retained Indications” means Indications that are not Licensed Indications. Retained Indications include the Indications listed in Exhibit D.

1.115 “Royalty Term” is defined in Section 10.7(b).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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1.116 “[*] Compounds” means (a) Tirasemtiv, (b) any compositions of matter (i) falling within the scope of any of the generic formulas disclosed in the Patent Rights listed in Exhibit E (the “[*] Patent Rights”) and/or (ii) specifically disclosed in the [*] Patent Rights; and (c) any [*] in subclause (a) or (b) above.

1.117 “[*] Activator” means (a) any small molecule compound that (i) is [*], (ii) has a specified level of stimulatory activity against any [*], as set forth in the applicable Compound Criteria, and (iii) the [*] and (b) any [*] in subclause (a) above.

1.118 “Term” is defined in Section 13.1.

1.119 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.120 “Tirasemtiv” means Cytokinetics’ proprietary compound formerly known as CK-2017357.

1.121 “United States” or “U.S.” means the United States of America, including its territories and possessions.

1.122 “Valid Claim” means a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) or a pending patent application included within [*], which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.123 Interpretation. In this Agreement, unless otherwise expressly specified:

(a) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b) words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c) words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear;

(d) “days” means calendar days; and

(e) the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 2

GOVERNANCE

2.1 Alliance Managers. Each Party hereby appoints the person listed on Exhibit F to act as its alliance manager under this Agreement as of the Effective Date (the “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) act as advocates for the Collaboration as a whole; (d) have regular telephone calls; (e) use Diligent Efforts to facilitate the prompt resolution of any disputes; (f) attend as appropriate JRC, JDC, JMC, JCC and JMAC meetings; and (g) have the right to attend all other Committee and subcommittee meetings, all as non-voting members. An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

2.2 Joint Steering Committee. The Parties shall establish a joint steering committee (the “Joint Steering Committee” or the “JSC”), composed of [*] of each Party, including the [*] under this Agreement and [*] under this Agreement. All JSC representatives will have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JSC’s responsibilities. Either Party may request that its own or the other Party’s personnel with expertise on a particular matter attend a JSC meeting where such matter will be discussed. The JSC shall in particular:

(a) oversee and provide strategic direction to the Collaboration;

(b) oversee the integration and coordination of the Research, Development, Manufacture (as applicable), Commercialization and Medical Affairs Activities of the Compounds and Collaboration Products within the JSC member’s company;

(c) provide a forum for discussion of the Research, Development, Manufacture, Commercialization and Medical Affairs Activities of the Compounds and Collaboration Products;

(d) review the Parties’ progress against the Research Plan, Development Plan, Commercialization Plan and Medical Affairs Plan;

(e) oversee the operation of the JRC, JDC, JMC, JCC, JMAC and JPC, including resolving any disputed matter of the JRC, JDC, JMC, JCC, JMAC and JPC; and

(f) perform such other duties as are expressly assigned to the JSC in this Agreement, and such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by the Parties’ written agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.3 Joint Research Committee. The Parties shall establish a joint research committee (the “Joint Research Committee” or the “JRC”), composed of [*] of each Party that have [*] in the research of compounds similar to the Compounds, to monitor and coordinate the Research of Compounds under the Collaboration. The JRC shall exist during the Research Term. All JRC representatives will have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JRC’s responsibilities. The JRC shall in particular:

(a) coordinate the activities of the Parties under the Research Plan and oversee the implementation of the Research Plan;

(b) prepare and approve annual or interim amendments to the Research Plan (including the Research Budget);

(c) provide a forum for and facilitate communications between the Parties with respect to the Research of Compounds;

(d) establish joint subcommittees, as appropriate, to carry out its functions; and

(e) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Research of Compounds.

2.4 Joint Development Committee. The Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”), composed of [*] of each Party that have [*] in the development of products similar to the Compounds and Collaboration Products, to monitor and coordinate the Development of the Compounds and Collaboration Products under the Collaboration. All JDC representatives will have sufficient authority within the applicable Party to make decisions [*] arising with the scope of the JDC’s responsibilities. The JDC shall in particular:

(a) coordinate the activities of the Parties under the Development Plan and oversee the implementation of the Development Plan;

(b) establish the protocol and statistic analysis plan for each human clinical trial conducted under the Development Plan;

(c) prepare and approve annual or interim amendments to the Development Plan (including the Cytokinetics Development Budget);

(d) provide a forum for and facilitate communications between the Parties with respect to the Development of the Compounds and Collaboration Products;

(e) review the data and results of [*] therefor;

(f) monitor and coordinate all regulatory actions, communications and submissions for the Compounds and Collaboration Products under the Development Plan, including allocating related medical affairs responsibilities between the Parties;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(g) until formation of the JMAC, oversee medical education activities and establish a joint review process for medical affairs materials, including disease state awareness, medical education and other non-promotional materials;

(h) establish joint subcommittees, as appropriate, to carry out its functions; and

(i) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Development of the Compounds and Collaboration Products.

2.5 Joint Manufacturing Committee. The Parties shall establish a joint manufacturing committee (the “Joint Manufacturing Committee” or “JMC”), composed of [*] of each Party that have [*] in the manufacture of compounds and products similar to the Compounds and Collaboration Products, to monitor and oversee the CMC Activities and other activities related to the Manufacture of the Compounds and Collaboration Products for use under the Collaboration. All JMC representatives will have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JMC’s responsibilities. The JMC shall in particular:

(a) discuss, approve and oversee implementation of and progress against the Development Plan and Commercialization Plan as they relate to CMC Activities;

(b) coordinate and facilitate cooperation and flow of information between the Parties with respect to the Manufacture and supply of the Compounds and Collaboration Products for Development and Commercialization use in accordance with Article 7;

(c) coordinate and facilitate the transfer of Manufacturing Know-How as and to the extent provided in Article 7;

(d) establish joint subcommittees, as appropriate, to carry out its functions; and

(e) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Manufacture of Compounds and Collaboration Products, as directed by the JDC or JCC (as applicable).

2.6 Joint Commercialization Committee. Unless otherwise agreed upon between the Parties, within [*], the Parties shall form and establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”), composed of [*] of each Party that have [*] in the commercialization of products similar to the Collaboration Products, to monitor and oversee the Commercialization activities of the Collaboration Products under the Collaboration. All JCC representatives will have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JCC’s responsibilities. The JCC shall in particular:

(a) coordinate the activities of the Parties under the Commercialization Plan and oversee the implementation of the Commercialization Plan;

(b) prepare and approve annual or interim amendments to the Commercialization Plan;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) provide a forum for and facilitate communications between the Parties with respect to the Commercialization of the Collaboration Products;

(d) establish joint subcommittees, as appropriate, to carry out its functions; and

(e) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Commercialization of the Collaboration Products.

2.7 Joint Medical Affairs Committee. Unless otherwise agreed upon between the Parties, within [*] the Parties may agree upon, the Parties shall form and establish a joint medical affairs committee (the “Joint Medical Affairs Committee” or “JMAC”), composed of [*] of each Party that have [*] in Medical Affairs Activities of products similar to the Collaboration Products, to monitor and oversee the Medical Affairs Activities for the Compounds and Collaboration Products under the Collaboration. All JMAC representatives will have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JMAC’s responsibilities. The JMAC shall in particular:

(a) coordinate the activities of the Parties under the Medical Affairs Plan and oversee the implementation of the Medical Affairs Plan;

(b) prepare and approve annual or interim amendments to the Medical Affairs Plan;

(c) prepare and approve the protocol and statistic analysis plan for each human clinical trial to be conducted under the Medical Affairs Plan;

(d) provide a forum for and facilitate communications between the Parties with respect to the Medical Affairs Activities for the Compounds and Collaboration Products;

(e) establish a joint review process for medical affairs materials, including disease state awareness, medical education and other non-promotional materials;

(f) establish joint subcommittees, as appropriate, to carry out its functions; and

(g) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Medical Affairs Activities for the Compounds and Collaboration Products.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.8 Joint Patent Committee. The Parties shall establish a joint patent committee (the “Joint Patent Committee” or “JPC”), composed of [*] representing each Party, to coordinate the prosecution and enforcement of Collaboration Patents under Article 11. Such patent counsel shall have sufficient authority within or on behalf of the applicable Party to make decisions (subject to such Party’s internal decision making procedures) arising within the scope of the JPC’s responsibilities. The JPC shall in particular:

(a) coordinate and facilitate the prosecution and enforcement of the Collaboration Patents, and make periodic reports of the same to the JSC and other Committees upon request;

(b) discuss and develop patent strategy for Collaboration Patents, including making key decisions on drafting, filing, prosecution, maintenance, enforcement and defense of Collaboration Patents, as well as providing a forum for the Parties to discuss material issues and provide input to each other regarding Collaboration Patents;

(c) determine which Patents are to be considered Collaboration Patents, and oversee the determination of inventorship of Collaboration Intellectual Property;

(d) confer regarding patent term extensions and listings in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (known as the “Orange Book”) and its foreign counterparts; and

(e) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the patent prosecution and enforcement activities under this Agreement.

2.9 Limitation of Committee Authority. Each Committee shall only have the powers expressly assigned to in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.10 Committee Membership and Meetings.

(a) Committee Members. The initial members of each Party on the JSC, JRC, JDC and JPC as of the Effective Date are set forth in Exhibit F. Each Party may replace its representatives on any Committee by written notice to the other Party. Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee. The co-chairpersons shall jointly prepare and circulate agendas and reasonably detailed minutes for each Committee meeting within thirty (30) days of such meeting.

(b) Meetings. Each Committee shall hold meetings at such times as it elects to do so, but no less frequently than once every [*] for (i) the JRC; (ii) the JDC; (iii) the JMC [*]; and (iv) the JCC [*]. In all other circumstances, each Committee shall hold regular meetings no less frequently than once every [*], and more frequently as needed upon written request of either Party and consent of the other Party, which consent shall not be unreasonably withheld or delayed. Meetings of each Committee shall be held via teleconference, via videoconference or in person, provided that at least [*] per year for the [*], and [*] per year for the [*] shall be held in person (unless the Parties otherwise agree) at locations to be alternately selected by each Party. Each Party shall be responsible for all of its own expenses of participating in any Committee. No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

2.11 Continuity of Representation. Notwithstanding the Parties’ respective right to replace its Alliance Manager and members of Committees by written notification to the other Party, each Party shall strive to maintain continuity in the representation of such Alliance Manager and Committee members. If a particular Committee ceases to exist but certain activities that have been overseen by such Committee are still ongoing, then the Parties shall by mutual written agreement allocate the responsibility for overseeing such activities to another then-operating Committee that is competent and suitable in authority and expertise.

2.12 Decision-Making. All decisions of each Committee shall be made by [*]. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before a Committee, the representatives of the Parties cannot reach an agreement as to such matter within [*] after such matter was brought to such Committee for resolution or after such matter has been referred to such Committee, such disagreement shall be referred to the JSC (in the case of disagreement of the JRC, JDC, JMC, JCC, JMAC, JPC or other joint subcommittees) for resolution. If the JSC cannot resolve such matter within [*] after such matter has been referred to them, then:

(a) if the matter pertains to [*] as to whether to [*]; and

(b) for all matters other than the issues set forth in subsections (i) and (ii) below [*]:

(i) [*]; and

(ii) any other decision [*] under this Agreement.

[*]

2.13 Discontinuation of Participation on a Committee. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the Committee; or (b) Cytokinetics providing written notice to Astellas of its intention to disband and no longer participate in such Committee. Once the Parties mutually agree or Cytokinetics has provided written notice to disband such Committee, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.14 Budgets and Fiscal Years. The Parties acknowledge that Astellas’ fiscal year runs from April 1 through March 31, while Cytokinetics’ fiscal year runs from January 1 through December 31. Accordingly, [*] relating to the Research, Development, Medical Affairs and Commercialization of the Compounds and Collaboration Products [*].

ARTICLE 3

LICENSES

3.1 License to Astellas. Subject to the terms and conditions of this Agreement, Cytokinetics hereby grants to Astellas the following royalty-bearing worldwide licenses [*] under the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property:

(a) to Research (i) [*] Activators in the Licensed Indications and (ii) [*] in the Field, in each case pursuant to the Research Plan during the Research Term, [*] as set forth in Section [*];

(b) to Develop (i) [*] Activators in the Licensed Indications and (ii) [*] Activators in the Field, in each case pursuant to the Development Plan, [*] as set forth in Section [*];

(c) to use [*] Activators and Collaboration Products containing [*] Activators in the Licensed Indications and to make, have made, offer for sale, sell and otherwise Commercialize [*] Activators and Collaboration Products containing [*] Activators for use in the Licensed Indications, [*], except as provided in Sections [*] below;

(d) to use [*] Activators and Collaboration Products containing [*] Activators in the Field and to make, have made, offer for sale, sell and otherwise Commercialize [*] Activators and Collaboration Products containing [*] Activators for use in the Field, [*], except as provided in Sections [*] below; and

(e) to perform Medical Affairs Activities for the Compounds and Collaboration Products pursuant to the Medical Affairs Plan, which license [*], except as provided in Sections [*] below.

Subject to Section [*], the licenses granted by Cytokinetics to Astellas under this Agreement [*] to develop, make, have made, use, sell, offer for sale or otherwise commercialize [*] (whether or not such [*]) that is [*] with a Compound.

3.2 Astellas Sublicense Rights. Subject to the terms and conditions of this Agreement:

(a) Further subject to Section [*] below, Astellas may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates [*] in the performance of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Astellas may sublicense the rights granted to it under [*] to one (1) or more Third Parties, provided, however, that Astellas shall: (i) [*], and (ii) [*]. Subject to Sections [*] the Research, Development, Manufacture, Commercialization and Medical Affairs Activities of any Compound or Collaboration Product [*].

(c) Astellas shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees or subcontractors and shall ensure that such Affiliates, sublicensees and subcontractors comply with the terms and conditions of this Agreement.

3.3 Cytokinetics’ Retained Rights. Cytokinetics and its Affiliates hereby retain:

(a) the rights to practice the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property to exercise its and their rights and perform its and their obligations under this Agreement, whether directly or through one or more licensees; and

(b) subject to Section [*], the exclusive rights to otherwise practice and license the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property outside the scope of the licenses granted to Astellas under Section 3.1, including researching, developing, manufacturing, having manufactured and commercializing [*] in the Retained Indications.

3.4 License to Cytokinetics.

(a) Subject to the terms and conditions of this Agreement, Astellas hereby grants to Cytokinetics the following fully paid-up licenses:

(i) under the Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property to Research (i) [*] Activators in the Licensed Indications and (ii) [*] Activators in the Field, in each case pursuant to the Research Plan during the Research Term, [*];

(ii) under the Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property to Develop the Compounds and Collaboration Products pursuant to the Development Plan, [*];

(iii) under the Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property to manufacture and have manufactured the Compounds and Collaboration Products pursuant to the Development Plan or Commercialization Plan as appropriate, [*];

(iv) under the Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property to Co-Promote the Collaboration Products in the Co-Promotion Territory pursuant to the Commercialization Plan upon Cytokinetics’ exercise of the Co-Promotion option, [*];

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(v) further subject to Section [*], under Astellas’ interest in the Collaboration Intellectual Property to research, develop, manufacture, have manufactured and commercialize [*] for uses in the Retained Indications worldwide, [*]; and

(vi) under the Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property to perform Medical Affairs Activities for the Compounds and Collaboration Products in the Co-Promotion Territory pursuant to the Medical Affairs Plan, [*].

(b) Subject to Section [*] the Research, Development, Manufacture, Commercialization and Medical Affairs Activities of any Compound or Collaboration Product [*].

3.5 No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, Patents Rights, Know-How, or other intellectual properties owned or Controlled by the other Party. For clarity, the license granted to each Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How. Neither Party shall, nor shall permit any of its Affiliates or sublicensees to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.

3.6 [*]

(a) Except as set forth in Section [*] and subject to Sections [*] below, [*]:

(i) [*] Activators for use in the [*] pursuant to this Agreement;

(ii) [*] Activators for use in the [*]; or

(iii) [*] for use in the [*] pursuant to this Agreement or the Collaboration.

(b) Notwithstanding the foregoing, [*] will not be deemed to be [*] pursuant to this Agreement or the Collaboration.

(c) [*] shall use Diligent Efforts to [*] Activator that is [*] the Licensed Indications, including by [*] any Collaboration Product containing a [*] the Licensed Indications, or [*] any Collaboration Product containing a [*]. So long as [*] set forth in this subsection (c), the [*] Collaboration Products containing [*] shall not, by itself, be deemed [*] under Section [*] of its obligations under this Section 3.6.

(d) [*] shall use Diligent Efforts to [*] the Licensed Indications, including by [*] the Licensed Indications, or [*] the Licensed Indications. So long as [*] set forth in this subsection (d), the [*] shall not, by itself, be deemed [*] under Section [*] of its obligations under this Section 3.6.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(e) If either Party [*] and if such [*], as of the [*] such Party would [*] set forth in Section [*], then such Party shall [*] either (i) [*] of this Agreement, in which event [*] a Compound and/or Collaboration Product under this Agreement and subject to the terms and conditions hereunder and any [*] the Research, Development, Manufacture or Commercialization of [*], or (ii) [*]. Such Party’s [*] shall not be deemed [*] set forth in this Section 3.6; provided that such Party [*] under this Agreement and [*] in connection with [*] the other Party [*] as used in this Section 3.6(e), means [*].

(f) If [*] with respect only to any of the [*] pursuant to Section [*] apply with respect to [*].

3.7 Subcontractors. Each Party shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement, provided that any such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement [*] and has agreed to [*] that relate to any Compounds or Collaboration Products or their use, manufacture or sale, which [*] as appropriate. Each Party shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor, and shall be directly responsible for the performance of its subcontractors.

3.8 365(n) Rights. All rights and licenses granted under or pursuant to any section of this Agreement, including the licenses granted under this Article 3 and Section 13.3, are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. Each Party will retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code. Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.” Each Party further agrees that, in the event of the commencement of a bankruptcy proceeding by or against such Party under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, to the extent permitted by Law, [*] the Research and/or Development of the Compounds and/or Collaboration Products under this Agreement pursuant to the Research Plan and/or Development Plan, as appropriate, which, [*]. Additionally, upon request by the other Party, the bankruptcy Party shall [*]

ARTICLE 4

RESEARCH

4.1 General. The Parties will conduct a research collaboration to discover, identify, characterize and optimize [*] Activators in the Licensed Indications and [*] Activators in the Field pursuant to the Research Plan (the “Research Program”).

4.2 Research Term. The term of such Research Program (the “Research Term”) shall commence on the Effective Date and end on the second anniversary of the Effective Date. The Research Term may be extended by the Parties’ mutual written agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.3 Research Plan. All Research activities under this Agreement shall be conducted pursuant to a comprehensive written Research plan for Astellas’ fiscal year during the Research Term (the “Research Plan”). The Research Plan shall allocate Research responsibilities between the Parties and shall set forth the objectives, activities and criteria for evaluation for such Research, as well as the timeline related thereto. The Research Plan shall also set forth the detailed budget for such Research activities, including [*] Cytokinetics FTEs that Astellas shall support annually during the initial [*] of the Research Term (the “Cytokinetics Research FTEs”), the number of Astellas FTEs committed by Astellas during the Research Term and outsourced costs (the “Research Budget”). As of the Effective Date, the Parties have agreed upon an initial Research Plan (including the Research Budget) pertaining to the Research activities to be conducted by the Parties during the first [*] after the Effective Date, attached to this Agreement as Exhibit G, which plan and budget will be deemed to have been approved by the JRC. Thereafter, from time to time during the Research Term, the JRC shall prepare updates and amendments, as appropriate, to the then-current Research Plan (including the Research Budget). In any event, the Research Plan for the forthcoming Astellas’ fiscal year shall be approved by [*] of the preceding year, provided that by [*] of each calendar year, the JRC shall agree upon a proposed budget for the following Astellas fiscal year with respect to costs other than for the Cytokinetics Research FTEs, and Astellas shall use good faith efforts to obtain internal approval for such proposed budget to become effective by [*]. The JRC shall have the right to approve updates and amendments to the Research Plan (including the Research Budget), provided that no amendment to the Research Plan (including the Research Budget) shall decrease the number of Cytokinetics Research FTEs supported by Astellas without Cytokinetics’ consent. Once approved by the JRC, such revised Research Plan shall replace the prior Research Plan. If the terms of the Research Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.4 Conduct of Research. Each Party shall use Diligent Efforts to carry out the Research activities assigned to it in the Research Plan and shall conduct such activities in good scientific manner, and in compliance with all applicable Laws. Each Party shall keep the other Party reasonably informed as to its progress in the conduct of the Research Plan through meetings of the JRC. At least [*] Business Days before each JRC meeting, each Party shall submit to the JRC a written summary of its Research activities since its prior report. All [*] under the Research Plan will be [*], provided that neither Party will be required to [*] where it reasonably believes that [*].

4.5 Research Records. Each Party shall maintain complete, current and accurate records of all Research activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Research activities in good scientific manner [*] to the extent [*]. After the Effective Date, upon reasonable request of [*] be mutually agreed by the Parties, [*] that pertain to the Compounds and/or Collaboration Products or otherwise relate to the Research performed pursuant to the Research Plan [*] as described in [*] shall be deemed Confidential Information [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.6 Research Plan Costs. Subject to this Section 4.6, Astellas shall be responsible for all the costs and expenses incurred by both Parties in performing the Research in accordance with the Research Plan (the “Research Plan Costs”) and shall reimburse Cytokinetics for the Research Plan Costs incurred by or on account of Cytokinetics in accordance with the Research Budget pursuant to Section 10.2. Research Plan Costs that are incurred by Cytokinetics and subject to reimbursement by Astellas shall include the costs of [*] set forth in the Research Plan, and [*]. During any given Astellas fiscal year, Astellas shall not be responsible for reimbursement of (i) any [*]; or (ii) any [*] the applicable Research Budget.

4.7 [*]. Notwithstanding anything to the contrary in this Agreement, the Parties may conduct Research of [*], but only to the extent agreed in writing by the Parties and set forth in the Research Plan as part of the Research Program governed by this Article 4. Any [*] shall be subject to the mutual written agreement of the Parties, [*]. Neither Party shall be obligated to agree to the conduct of any such Research [*].

4.8 Other [*]. Each Party shall have the right to [*] the Research Plan solely for the purpose of [*], provided that such activities shall [*], and neither Party shall have the right to [*] the other Party or [*] the other Party in connection therewith.

4.9 Research Project Team. The Parties will establish a research project team (the “Research Project Team”) that will be responsible for managing, reviewing and implementing the performance of the day to day activities of both Parties for all stages of the Research Program, including review and decision making regarding lead optimization, safety evaluation, structural biology, computational chemistry and pharmacology. Each Party will have representation on the Research Project Team throughout the Research Program. The Research Project Team shall be subordinate to and governed by the JRC.

ARTICLE 5

DEVELOPMENT

5.1 General. Subject to the terms and conditions of this Agreement, the Parties will collaborate with respect to the Development of the Compounds and Collaboration Products in the Licensed Indications (for [*] Activators) or the Field (for [*] Activators) for Regulatory Approval under the direction of the JDC and pursuant to the Development Plan, as set forth in more details below. The Parties intend to pursue Development of the Lead Compound and other Compounds and Collaboration Products broadly across an array of Indications.

5.2 Development Plan.

(a) The Development of the Compounds and Collaboration Products under this Agreement (the “Development Program”) shall be conducted pursuant to a comprehensive written Development plan (the “Development Plan”). The Development Plan for each Compound and corresponding Collaboration Products shall set forth the timeline and details of: (i) all preclinical and clinical Development activities to be conducted by the Parties as necessary to generate data sufficient to meet the requirements for Marketing Approval of such Compound and corresponding Collaboration Products for each of the Indications as agreed by the Parties and set

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forth in the Development Plan; (ii) the protocol synopsis for each clinical trial included in such Development Plan; (iii) a Manufacturing plan; and (iv) any other Development activities that the Parties agree to pursue in collaboration for such Compound and corresponding Collaboration Products. Except for the initial Development Plan attached as Exhibit H, (A) the Development Plan will contain detailed plans for at least [*] covered by the Development Plan, and summary plans for periods thereafter, and (B) the budget associated with such Development Plan shall be subject to the approval process set forth in Section 5.2(b). The Development Plan shall include a coordinated development and regulatory strategy, including the Parties’ respective roles in the development of each Collaboration Product and the countries in which Development of Collaboration Product will occur. The Development Plan shall also set forth the detailed budget of the Development activities to be [*]. Upon [*] Development activities under the Development Plan. The [*] shall be included in the Development Plan and shall be subject to JDC approval. The initial focus of the Development Program shall be the conduct of Phase 1 Clinical Trials and Phase 2 readiness activities for the Lead Compound in 2013, with the [*] the Lead Compound [*]. As of the Effective Date, the Parties have agreed upon an initial Development Plan and [*] for the Lead Compound for the period starting from the Effective Date and ending on [*], which are attached to this Agreement as Exhibit H, which will be deemed to have been approved by the JDC.

(b) The JDC shall update the Development Plan (including [*]) at least annually, with such annual update to be finally approved no later than [*] of the preceding Astellas’ fiscal year. By [*] of each calendar year starting on [*] the updated Development Plan, the JDC shall agree upon a proposed [*] for the following Astellas fiscal year beyond [*]. Astellas shall use good faith efforts to [*]. From time to time during the Term, the JDC shall prepare amendments, as appropriate, to the then-current Development Plan (including [*]), including adding additional Compounds and Collaboration Products. The JDC shall have the right to approve updates and amendments to the Development Plan (including [*]). Once approved by the JDC, such revised Development Plan shall replace the prior Development Plan.

(c) If the terms of the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

5.3 Allocation of Development Responsibilities. The Development Plan shall allocate Development responsibilities of the Compounds and Collaboration Products between the Parties as follows:

(a) Astellas Responsibilities. Subject to Sections 5.3(b) and 5.3(c) below, Astellas shall be primarily responsible for the Development of (i) [*] Activators and corresponding Collaboration Products in the Licensed Indications throughout the world and (ii) [*] Activators and corresponding Collaboration Products in the Field throughout the world, in each case pursuant to the Development Plan. While it is contemplated that Cytokinetics shall be responsible for the Phase 1 Work as described in subsection (b) below, the JDC may allocate to Astellas specific clinical and non-clinical activities to be conducted in parallel with the Phase 1 Work [*].

(b) Cytokinetics Responsibilities. Notwithstanding Section 5.3(a), Cytokinetics shall be responsible for (i) the conduct of the Phase 1 Clinical Trials of the Lead Compound and Phase 2 readiness activities (including [*], but excluding any activities allocated to

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Astellas pursuant to subsection (a) above) pursuant to the Development Plan through the initiation of the first Phase 2 Clinical Trial for the Lead Compound (the “Phase 1 Work”), and (ii) other Development activities under the Development Plan [*].

(c) Development [*].

(i) Notwithstanding Section [*] shall have the right, but not the obligation, to [*] Compounds and Collaboration Products [*] as set forth in this Section 5.3(c) (“[*]”).

(ii) [*] and shall not be subject to the [*] set forth in Section [*] shall have the right, but not the obligation, to [*] Compounds and Collaboration Products [*] pursuant to subsections (iv) through (vi) below.

(iii) In addition to [*] as set forth in subsection (ii) above, if the [*] one or more Collaboration Products [*] in the Development Plan [*] in accordance with the Development Plan, then [*] may request that [*]. Upon such request, [*], provided that, in [*] under the Development Plan will [*] the Development and/or Commercialization of Compound and Collaboration Product [*] pursuant to the Development Plan and/or Commercialization Plan.

(iv) [*] shall submit a reasonably [*] in the Development Plan and such [*] pursuant to such plan.

(v) [*] as part of the regular JDC reporting cycle. Following the [*] for a Compound and corresponding Collaboration Product [*] as well as the [*] such Collaboration Product [*] as well as the [*] such Compound or Collaboration Product [*].

(vi) [*] Development work, then (A) [*] as set forth in Section [*]; (B) [*] such Compound and Collaboration Product [*] as set forth in Section [*]; and (C) all such [*] shall be subject to the [*] under this Agreement applicable to the Development for [*] the Development Plan and [*] Development work in such [*] Development work (i.e., the Parties’ respective [*]).

(vii) [*] such Development work, then such Compound and Collaboration Product will [*]; provided if the [*] such Compound or Collaboration Product [*] or otherwise by the Parties, then Section [*] shall apply.

5.4 Development Costs.

(a) General. Except as set forth in Section 5.4(b) below, Astellas shall be solely responsible for all Development Costs incurred by or on behalf of either Party in performing Development activities under the Development Plan, and shall reimburse Cytokinetics for Development Costs incurred by Cytokinetics as set forth in Section 10.3, to the extent [*].

(b) Development Costs [*]. Cytokinetics shall be responsible for the Development Costs incurred by or on behalf of Cytokinetics in [*]; provided that if [*] any Compound or Collaboration Product [*], then Astellas shall reimburse Cytokinetics as set forth in Section [*]. The Development Costs incurred by either Party in the [*] shall be [*] as set forth in Section [*].

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5.5 Diligence.

(a) Each Party shall use Diligent Efforts to conduct the Development activities assigned to it under the Development Plan. Without limiting the foregoing, [*]:

(i) [*] set forth in the Development Plan; and

(ii) [*] (i.e., a [*] Activator or [*] Activator) and [*] (i.e., a [*] Activator) (each of [*]). If [*] for a particular [*] at any time after the [*] immediately following the [*] will be deemed to [*] pursuant to Section [*] with respect to Compounds and Collaboration Products [*], provided that [*]. In such event, Section [*] shall apply with respect to [*] shall no longer apply with respect to [*].

(b) [*] Compound or Collaboration Product if: (i) [*] such Compound or Collaboration Product are [*] Development Plan in a [*] such Compound or Collaboration Product, and [*] in accordance with the Development Plan; or (ii) [*] such Collaboration Product.

(c) In the event of [*] Compound or Collaboration Product [*], the Parties shall [*]. In the event the [*] shall be subject to [*] as follows. The Parties shall agree on [*] both Parties and all of [*] relating to [*], each Party shall [*] and the other Party [*] with any relevant [*] thereof. Within [*] after the delivery of the [*], each Party may [*] the other Party’s [*] and may also [*] days after the Parties have [*], at which time each Party shall [*] to the Parties as [*], provided that the [*]. Neither Party shall have any [*] of the other Party. Within [*] after [*] as to whether [*] Compound or Collaboration Product [*] the Parties. The [*] by the Party [*].

5.6 Lead Compound Development; [*]

(a) Cytokinetics will be the Party responsible for continuing to conduct the Phase 1 Work as described in Section 5.3(b). In connection therewith, Cytokinetics will continue to: (i) [*]; (ii) [*] the Lead Compound and the Lead Product; and (iii) [*] the Lead Compound and the Lead Product [*]. Cytokinetics shall provide the JDC with the data and results from the Phase 1 Work on an ongoing basis.

(b) Concurrently with Cytokinetics’ conduct of the Phase 1 Work, the Parties, through the JDC, shall jointly [*] the Lead Compound by [*], which is expected to be [*].

(c) [*] the Phase 1 Work (including [*] the Development Plan) by [*] Phase 1 Work (including [*] the Development Plan), and in any event, [*] the Lead Compound [*], the JDC will [*] the Lead Compound [*] (currently anticipated to [*]). [*] the Lead Compound in accordance with the Development Plan [*] the Lead Compound [*] in accordance with the Development Plan [*] (i.e., [*] as determined by the JDC) and [*] which are necessary for the [*] as determined by the JDC (e.g., [*]). “Lead Compound [*]” means the [*]: (i) [*] the Lead Compound [*]; and (ii) [*] from the other [*] (e.g., [*] from the applicable [*] if the JDC determines that such [*] as to whether [*] the Lead Compound [*], provided that [*] described in the initial Development Plan.

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(i) If the JDC [*] the Lead Compound [*], then (A) [*] (x) the Lead Compound [*] pursuant to Section [*] and (y) the Lead Compound [*]; and (B) the Parties shall [*] the Lead Compound and Lead Products pursuant to Section [*].

(ii) If the JDC [*] the Lead Compound [*] (or if the JDC [*] the Lead Compound [*], then [*] will be deemed [*] pursuant to Section [*] with respect to the Lead Compound and Lead Products, provided that [*]. In such event, Section [*] shall apply with respect to [*] and Section [*] shall no longer apply with respect to [*], provided that [*] the Lead Compound or Lead Products [*].

5.7 Development Records. Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner [*]. Each Party shall document all non-clinical studies and clinical trials in formal written study reports according to applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP). Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to the original [*].

5.8 Data Exchange and Development Reports. In addition to adverse event and safety data reporting obligations pursuant to Section 6.5, each Party shall promptly provide the other Party with copies of all data and results generated by or on behalf of such Party in the course of performing the Development hereunder (including final reports), and including, in each case of data arising from clinical trials, [*] as the JDC may agree from time to time. Each Party shall provide the JDC with regular reports detailing its Development for the Collaboration Products, and the results of such Development at each regularly scheduled JDC meeting. The Parties shall discuss the status, progress and results of each Party’s Development at such JDC meetings.

5.9 Advisory Panels; Medical Education Activities. The Development Plan may also provide for advisory panels with key opinion leaders with respect to the Development of Collaboration Products to be held by one or both Parties. The Party organizing the advisory panel shall give the other Party written notice at least [*] in advance of any such advisory panel meetings, and the other Party shall have the right to attend such meetings. If the Parties agree to conduct non-promotional medical education activities (which shall be [*]) and the JMAC has not been established at that time, the Parties shall conduct non-promotional medical education activities [*] as part of the Development Activities under the Development Plan and under the oversight of the JDC, and [*] in connection therewith shall [*], provided that, if for any Collaboration Product, [*] such medical education activities [*] medical education activities for such Collaboration Product, then [*] shall have the right to conduct such medical education activities for such Collaboration Product under the JDC’s oversight, and, [*] such medical education activities shall be: (a) [*] medical education activities for such Collaboration Product under the Development Plan and (b) [*] such activities. If the non-promotional medical education activities [*] Compounds, the Parties shall discuss in good faith an appropriate [*] each Party. Nothing in this Section will [*] scientific and/or medical conferences, or [*] continuing medical eduction activities [*] in connection with its [*] Compounds, in each case [*].

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5.10 Development Project Team. The Parties will establish a project team for each Compound (the “Development Project Team”) that will be responsible for managing, reviewing and implementing the performance of the day to day activities of both Parties for all stages of the Development Program for such Compound, including review and decision making regarding CMC, toxicology, clinical trial designs and regulatory filings and strategy. Each Party will have representation on the Development Project Team throughout the Development Program. The Development Project Team shall be subordinate to and governed by the JDC (except with respect to CMC issues, with respect to which the Development Project Team will be subordinate to and governed by the JMC).

ARTICLE 6

REGULATORY

6.1 Regulatory Responsibilities.

(a) The Development Plan shall set forth the regulatory strategy for seeking Marketing Approval for the Compounds and Collaboration Products by the FDA, EMA and other Regulatory Authorities in [*] as agreed upon by the Parties. [*] Development under the Development Plan (including [*] Development), [*] necessary to obtain and maintain Regulatory Approval of the Compounds and Collaboration Products in the Licensed Indications (for [*] Activators) or the Field (for [*] Activators) throughout the world, which activities shall be conducted using Diligent Efforts and in accordance with the regulatory strategy set forth in the Development Plan.

(b) [*] the Lead Compound [*] the Lead Compound [*] the JDC determines to [*] as set forth in Section [*]. In addition, [*] regulatory activities related to [*] Development (including [*] applicable Regulatory Authorities) [*] the Development of such [*] under Section [*]. [*] in connection with [*] under this Section 6.1(b) will be [*], as applicable. [*] the right to [*] Regulatory Materials Controlled by or on behalf of [*] for use in [*] Development and [*] the right to [*] Compounds and/or Collaboration Products and other Regulatory Materials Controlled by or on behalf of [*] for use in the Development by [*].

(c) [*] Regulatory Materials related to [*] the Lead Compound and [*] Development and otherwise agreed in writing by the Parties, [*] the preparation and submission of any and all Regulatory Materials for the Collaboration Products throughout the world and [*] such Regulatory Materials.

6.2 Cooperation. Each Party shall cooperate reasonably with the other Party with respect to key regulatory activities relating to the Compounds and Collaboration Products, shall provide such other Party with all reasonable assistance in the preparation and filing of Regulatory Materials relating to the Compounds and Collaboration Products, and shall keep such other Party reasonably and timely informed of its preparation and submission of all Regulatory Materials relating to the Compounds and Collaboration Products and the Regulatory Authorities’ review of such Regulatory Materials. Without limiting the foregoing, each Party:

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(a) shall consult with the other Party through the JDC or JCC, as applicable, regarding regulatory matters pertaining to [*] Regulatory Materials [*] relating to the Compounds and Collaboration Products, including plans, strategies, filings, reports, updates and supplements in connection therewith. As used herein, “[*] Regulatory Materials” means IND and MAA filings, [*] or materials that: (i) are [*] a Regulatory Authority; (ii) contain [*] such Regulatory Authority; (iii) contain [*] such Regulatory Authority; or (iv) [*] the relevant Compound or Collaboration Product or its Development or Commercialization;

(b) shall provide the other Party with drafts of any [*] Regulatory Materials for the Compounds and Collaboration Products to be submitted by such Party to the Regulatory Authority [*] days prior to submission for review and comment (or if [*] such as in the event of [*] by Regulatory Authority that [*] but in no event in a manner that would [*] such reporting or response), and shall consider in good faith any comments received from the other Party;

(c) shall provide the other Party with copies of [*] Regulatory Materials ([*] (as defined below)) submitted to the Regulatory Authority [*] for each calendar month as well as copies of [*] correspondence ([*]) received from the Regulatory Authority [*] pertaining to the Compounds and Collaboration Products for [*]. “[*]” means [*] a Regulatory Authority that: (i) is [*] from a Regulatory Authority or is [*] from a Regulatory Authority; (ii) contains [*] provided to such Regulatory Authority; (iii) contains [*] to such Regulatory Authority; (iv) [*] the receiving Regulatory Authority [*] the relevant Compound or Collaboration Product or its Development or Commercialization; and (v) is required by law or regulation to be periodically filed to an existing IND or MAA. [*] includes correspondence such as [*] but excludes all [*]; and

(d) shall provide the other Party written minutes or other records of any oral key discussions (such as Type A, Type B and Type C meetings in the U.S. and foreign similar or equivalent meetings) with the Regulatory Authority [*] pertaining to the Compounds and Collaboration Products promptly after any such discussion.

For purpose of Section 6.2, the Parties shall establish a direct line of contact between the persons responsible for the overall regulatory strategies and activities for the Collaboration Products within each Party.

If any [*] to be provided under Section [*] was originally [*], the providing Party shall provide [*] to the receiving Party at the [*] except the case where such Party reasonably believes [*] such as in the event of [*] by Regulatory Authority that [*].

6.3 Meetings with Regulatory Authorities. Each Party shall provide the other Party with at least [*] advance notification of [*] in-person meeting or teleconference (such as [*] in the U.S. and foreign similar or equivalent meetings) with the Regulatory Authorities [*] that relates to the Development of the Compounds and Collaboration Products under the Development Plan. Such other Party shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by the Party responsible for such meeting, not participate in) such meetings.

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6.4 Product Complaints. Each Party shall be responsible for handling product complaints (except for those covered by Section 6.5 below) arising pursuant to its Development of the Compounds and Collaboration Products in compliance with all applicable Laws. Each Party shall promptly provide the other Party with written notice of any such product complaint received by such Party and arising pursuant to its Development. Upon request of either Party, the Parties shall convene a meeting to discuss such product complaint and collaborate to resolve any such product complaint. Astellas shall be responsible for handling product complaints (except for those covered by Section 6.5 below) relating to marketed Collaboration Products in compliance with all applicable Laws.

6.5 Adverse Events Reporting. At least [*] prior to the [*] Development or earlier as may be required to satisfy regulatory requirements, the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Collaboration Products, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Laws. Astellas shall establish, at its own cost and prior to the Initiation of the first Pivotal Registration Study for the applicable Collaboration Product, the global safety database for the Collaboration Products, and shall maintain such global safety database for so long as such Collaboration Product is under Development and/or Commercialization hereunder. Astellas shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to the Collaboration Products to such database and to the applicable Regulatory Authorities, as well as responding to safety issues and to all requests of Regulatory Authorities related to the Collaboration Products, in each case at its own cost and to the extent required by the applicable Law. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

6.6 Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of any Collaboration Product or the continued marketing of any Collaboration Product. Upon receipt of such information, the Parties shall promptly consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

6.7 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Collaboration Product may be subject to any recall, corrective action or other regulatory action with respect to the Collaboration Product taken by virtue of applicable Law (a “Remedial Action”). The Parties shall fully assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall (and, in case of Astellas, shall ensure that its Affiliates and sublicensees shall) maintain adequate records to permit the Parties to trace the Manufacture, distribution and use of the Collaboration Products. Astellas shall have sole

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discretion with respect to any matters relating to any Remedial Action, including the decision to commence such Remedial Action and the control over such Remedial Action, at its cost and expense.

ARTICLE 7

MANUFACTURING AND SUPPLY

7.1 General. The Manufacture of the Compounds and Collaboration Products, including all process and formulation development in connection therewith, including CMC Activities, shall be overseen and coordinated by the JMC and conducted pursuant to the Manufacturing plan included in the Development Plan and the Commercialization Plan. At each regularly scheduled JMC meeting, each Party shall provide the JMC with reports summarizing its Manufacturing activities and the results of such activities. The Parties acknowledge that it is in the Collaboration’s interest that, for each Collaboration Product under Development, the clinical trial materials for Development be made with the same process under the JMC’s oversight.

7.2 Transfer of Manufacturing Know-How.

(a) Technology Transfer. The Parties intend that [*] the Manufacture of the Compounds and Collaboration Products (including the [*]). To this end, promptly following the [*] and provided that the [*] in accordance with Section [*], the JMC shall establish the procedures for Cytokinetics to effect the transfer to Astellas of the Cytokinetics Know-How that is then being used by Cytokinetics or its Third Party manufacturer in the Manufacture of the Lead Compound and Lead Products, to the extent such Cytokinetics Know-How is not already in Astellas’ possession. Cytokinetics shall conduct such technology transfer as soon as practicable in accordance with such procedures, [*].

(b) Assistance. In connection with the transfer of Know-How under this Section 7.2, Cytokinetics shall provide reasonable technical assistance at Astellas’ request [*]. Such technical assistance shall be included as an element of the Development Plan [*].

7.3 [*] Supply. Subject to Sections [*], [*] shall be responsible, itself and/or through Affiliates or Third Party contract manufacturers, for the Manufacture and supply of [*] Compounds and Collaboration Products for use [*] in the Development and Commercialization under this Agreement, [*].

7.4 [*] Supply.

(a) Notwithstanding Section [*], (i) [*] shall Manufacture and supply the [*] under the Development Plan and [*] associated therewith will be [*], and (ii) [*] shall have the right, but not the obligation, to Manufacture and supply the Compounds and Collaboration Products to [*] Development as set forth in [*].

(b) With respect to [*] Development, [*] shall have the right to elect to either (i) [*] the applicable Compounds and Collaboration Products [*] for use [*] Development if [*] Manufacturing such Compounds and Collaboration Products for [*] under the Development Plan,

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to be provided [*]; or (ii) [*] such Compound and/or Collaboration Products [*], in which event, [*] then being used by [*] the Manufacture of the Compounds and Collaboration Products to the extent necessary or useful for [*] Manufacture such Compounds and Collaboration Products. Promptly following [*] Development and provided that (x) the JDC has determined [*] in accordance with Section [*] and (y) [*] Manufactures or has Manufactured such Compound and/or Collaboration Products [*] such Development work, the JMC shall [*] that is then being used [*] such Compound and such Collaboration Product, to the extent [*] is not already [*] as soon as practicable in accordance with [*]. In connection with the transfer of Know-How under this Section 7.4, Cytokinetics shall provide reasonable technical assistance at Astellas’ request and expense. Such technical assistance shall be included as an element of the Development Plan [*].

7.5 Manufacturing Records. Each Party shall promptly provide the other Party, upon its reasonable request for the purpose of this Agreement, copies of the Manufacturing records (including specifications, protocols, batch records, master batch records and other CMC Information) maintained by the first Party, its Affiliates or Third Party contractors pertaining to Compounds and Collaboration Products for such other Party’s use in connection with the Manufacture of the Compounds and/or Collaboration Products under this Agreement (and in the case of [*]). Each Party hereby grants the other Party the right to reference (and have referenced by its contract manufacturer) the Drug Master Files, if any, maintained by the first Party, its Affiliates or Third Party contractors pertaining to Compounds and Collaboration Products for such other Party’s use in connection with the Manufacture of the Compounds and/or Collaboration Products under this Agreement (and in the case of [*]). For as long as [*] Manufacture any Collaboration Product pursuant to Section [*] shall have the right to [*] such Collaboration Product [*] (it being understood such [*] the Collaboration Product so long as [*]), upon reasonable request by [*] mutually agreed upon by Astellas and Cytokinetics, provided that [*] have the right to [*]. As between the Parties, all [*] shall be deemed [*].

7.6 Manufactured Products. Each Party represents and warrants that all Compounds and Collaboration Products Manufactured and supplied by such Party for clinical trial and/or commercial use under this Agreement shall: (a) meet the applicable specifications; (b) be Manufactured in accordance with current Good Manufacturing Practices; and (c) be Manufactured in accordance with all applicable Laws, including any Governmental Authority requirements then in effect.

ARTICLE 8

COMMERCIALIZATION

8.1 General. Subject to Cytokinetics’ right to Co-Promote one or more Collaboration Product(s) in the Co-Promotion Territory and other terms and conditions of this Article 8, Astellas shall have the primary responsibility, at its own expense, for all aspects of the Commercialization of the Collaboration Products in the Licensed Indication (for [*] Activators) or the Field (for [*] Activators) throughout the world.

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8.2 Commercial Diligence.

(a) Astellas shall use Diligent Efforts to Commercialize each Collaboration Product [*]. Without limiting the foregoing, and subject to subsection (b) below, Astellas shall [*] Collaboration Product [*] such Collaboration Product [*] in order to [*] such Collaboration Product, solely to the extent [*] such Collaboration Product [*] and provided that [*] to do so (the [*]).

(b) If [*] a Collaboration Product [*], it shall give written notice to [*], together with [*] with respect to the Commercialization of such Collaboration Product [*]. The Parties shall meet and confer in good faith [*] and seek to agree on (i) [*] such Collaboration Product [*], or (ii) whether [*] such Collaboration Product [*] in accordance with Section [*]. If the Parties [*], then either Party may [*] under Section [*] such Collaboration Product [*] such Collaboration Product [*] that it would have been [*] such Collaboration Product [*] within the applicable time period. If [*] will be deemed [*] pursuant to Section [*] with respect to such Collaboration Product [*], provided that [*] that would be directly [*] within the applicable time period. If [*] will continue to [*] such Collaboration Product [*].

8.3 Commercialization Plan. No later than [*], Astellas shall prepare and provide to the JCC for review and discussion a written plan for the Commercialization of such Collaboration Product in an Astellas’ fiscal year (the “Commercialization Plan”). The Commercialization Plan shall include a reasonably detailed description of and anticipated timeline for Astellas’, its Affiliates’ and sublicensees’ Commercialization activities with respect to such Collaboration Product, including, without limitation pre-launch plans, launch plans, market analytics, product forecasts, pricing assumptions and competitive intelligence. If Cytokinetics exercises its Co-Promotion option for a Collaboration Product, the Commercialization Plan shall also include a reasonably detailed description of and anticipated timeline for Cytokinetics’ Co-Promotion activities as well as a budget therefor, which shall be consistent with Section 8.6 below. Astellas shall periodically (at least on an annual basis) prepare updates and amendments to its Commercialization Plan to reflect changes in its plans, including in response to changes in the marketplaces and related product forecasts, relative success of the Collaboration Products and other relevant factors influencing such plans and activities. Astellas shall submit all updates and amendments to its Commercialization Plan to the JCC for review and discussion. The Commercialization Plan for any Collaboration Product [*] must be agreed by the Parties. Astellas shall be solely responsible for all costs incurred by or on behalf of either Party in performing their respective obligations under the Commercialization Plan and, if Cytokinetics exercises its Co-Promotion option, shall pay Cytokinetics [*] determined by the JCC) for its Co-Promotion activities as set forth in the Co-Promotion Agreement.

8.4 Patent Marking. Astellas shall mark all Collaboration Products with patent information in each country in accordance with the applicable Law and to the extent customary in such country, and shall require all of its Affiliates and sublicensees to do the same. To the extent permitted by applicable Law and customary, Astellas shall indicate on Collaboration Product packaging, advertisement and promotional materials that such Collaboration Product is licensed from Cytokinetics.

8.5 Reports. Astellas (and Cytokinetics, if it exercises its Co-Promotion option) shall update the JCC at each regularly scheduled JCC meeting regarding its Commercialization of the

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Collaboration Products. Each such update shall be in a form to be agreed by the JCC and shall summarize its, its Affiliates’ and its sublicensees’ significant Commercialization activities with respect to the Collaboration Products throughout the world. The update by Astellas will be at a level of detail reasonably requested by Cytokinetics and sufficient to enable Cytokinetics to determine Astellas’ compliance with its diligence obligations pursuant to Section 8.2.

8.6 Co-Promotion. Cytokinetics shall have the right to elect to Co-Promote each Collaboration Product in the Co-Promotion Territory as set forth in this Section 8.6.

(a) On a Collaboration Product-by-Collaboration Product, Indication-by-Indication, and country-by-country basis, at least [*] prior to the [*] such Collaboration Product in such Indication in such country as set forth in the then-current Development Plan (the “[*] Date”), Astellas shall provide Cytokinetics with a written notification setting forth the following: (i) the [*]; (ii) [*] for such Collaboration Product for such Indication in such country [*]; and (iii) [*] Astellas and Cytokinetics for such Collaboration Product for such Indication in such country [*] (the “Astellas Co-Promotion Notice”). Within [*] after receiving such Astellas Co-Promotion Notice, Cytokinetics shall have the right to exercise its option to Co-Promote such Collaboration Product for such Indication in such country by written notice to Astellas. If Cytokinetics fails to provide such written notice within such [*] period, then Cytokinetics shall be deemed to have elected not to exercise its Co-Promotion option for such Collaboration Product for such Indication in such country. In the event [*] determines that there is a reasonable likelihood that [*] for such Collaboration Product for such Indication in such country [*] shall promptly notify [*] in writing after such determination together with [*] therefor, and the [*] obligation to provide the [*] (and the period during which [*]) shall be extended accordingly based on such [*].

(b) If Cytokinetics exercises its Co-Promotion option for a Collaboration Product for a particular Indication in a particular country of the Co-Promotion Territory, unless Cytokinetics terminates the Co-Promotion in accordance with Section 8.6(c) below, its Co-Promotion efforts for such Collaboration Product (the “Cytokinetics Co-Promotion Effort”) shall be determined by the JCC on a Collaboration Product-by-Collaboration Product, Indication-by-Indication and country-by-country basis, but in any event shall be [*] particular Collaboration Products for a particular Indication and in a particular country of the Co-Promotion Territory, unless otherwise agreed in writing by the Parties. It is the Parties’ understanding that Cytokinetics Co-Promotion Effort for the first Indication approved for any Collaboration Product in the Co-Promotion Territory as a whole shall not be required to [*].

(c) If Cytokinetics exercises its Co-Promotion option for a Collaboration Product for a particular Indication in a particular country of the Co-Promotion Territory, it shall have the right to continue to Co-Promote such Collaboration Product for as long as the Collaboration Product is being sold for such Indication in such country. Cytokinetics shall have the right to relinquish its Co-Promotion rights for such Collaboration Product for such Indication in such country with [*] written notification to Astellas, in which case the Parties shall reasonably cooperate to transition to Astellas all of Cytokinetics’ Co-Promotion activities with respect to such Collaboration Product for such Indication in such country, so as to minimize disruption to sales activity. In such event, Cytokinetics shall withdraw its sales representatives from such

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Co-Promotion activities in a professional manner. If Cytokinetics does not exercise its Co-Promotion option for a Collaboration Product for the first Indication for which Marketing Approval is obtained or in the first country such Marketing Approval is obtained, but such Collaboration Product is later approved for a separate Indication and/or in another country, then Cytokinetics shall have the right to exercise its Co-Promotion option solely with respect to such other Indication and/or in such other country for which Marketing Approval may be obtained for such Collaboration Product.

(d) If Cytokinetics exercises its Co-Promotion option for a Collaboration Product, Astellas shall [*] in the Co-Promotion Territory based on the Cytokinetics Co-Promotion Efforts. However, if [*] for a particular Indication and/or in a particular country, [*] shall so notify [*] in the applicable [*], and the Parties will discuss in good faith through the JCC [*] Cytokinetics’ exercise of its Co-Promotion option applicable to such Collaboration Product for such Indication in such country. In addition, Astellas shall [*] sales force, such as [*], in each case [*].

(e) Promptly after Cytokinetics exercises its Co-Promotion option for a Collaboration Product in a particular country of the Co-Promotion Territory, the Parties shall commence negotiations in good faith and enter into a co-promotion agreement (the “Co-Promotion Agreement”) in accordance with the terms and conditions set forth in Exhibit I attached hereto for such Collaboration Product in such country, allowing for any future exercise by Cytokinetics of its Co-Promotion option for the same Collaboration Product in other Indications in the same country subject to different allocation of Cytokinetics Co-Promotion efforts as applicable. The Parties shall use Diligent Efforts to enter into and execute the applicable Co-Promotion Agreement within [*] following Cytokinetics’ exercise of its Co-Promotion option.

8.7 Commercial Operating Team. The JCC will establish an operating team for each Collaboration Product (the “Commercial Operating Team”) in each country in which Cytokinetics exercises its Co-Promotion option, which will be responsible for managing, reviewing, and implementing the performance of the day to day responsibilities of both Parties for all stages of the commercialization program for such Collaboration Product in such country, including review and decision making regarding plans for manufacture, promotion, marketing, sale, and distribution. Each Party will have representation on the Commercial Operating Team for such Collaboration Product in such country throughout the commercialization of such Collaboration Product in such country under this Agreement. The Commercial Operating Team shall be subordinate to and governed by the JCC.

ARTICLE 9

MEDICAL AFFAIRS ACTIVITIES

9.1 General. Subject to Cytokinetics’ right to field medical science liaisons (“MSLs”) for one or more Collaboration Product(s) in the Co-Promotion Territory and other terms and conditions of this Article 9, Astellas shall have the primary responsibility, at its own expense, for all aspects of the Medical Affairs Activities of the Collaboration Products in the Licensed Indication (for [*] Activators) or the Field (for [*] Activators) throughout the world.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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9.2 Diligence. During the Pivotal Registration Study and thereafter, Astellas shall use Diligent Efforts to perform Medical Affairs Activities for each Collaboration Product [*] and to the extent appropriate [*].

9.3 Medical Affairs Plan. No later than [*], Astellas shall prepare and provide to the JMAC for review and discussion a written plan for the Medical Affairs Activities for such Collaboration Product (the “Medical Affairs Plan”). The Medical Affairs Plan shall include a reasonably detailed description of and anticipated timeline for Astellas’, its Affiliates’ and sublicensees’ Medical Affairs Activities with respect to such Collaboration Product. The Medical Affairs Plan shall also include a reasonably detailed description of and anticipated timeline for Cytokinetics’ MSLs’ activities during such Pivotal Registration Study and any subsequent Pivotal Registration Study for such Collaboration Product (and thereafter if Cytokinetics exercises its Co-Promotion option for such Collaboration Product), as well as a budget therefor, which shall be consistent with Section 9.5 below. Astellas shall periodically (at least on an annual basis) prepare updates and amendments to its Medical Affairs Plan to reflect changes in its plans. Astellas shall submit all updates and amendments to its Medical Affairs Plan to the JMAC for review and discussion. Astellas shall be solely responsible for all costs incurred by or on behalf of either Party in performing their respective obligations under the Medical Affairs Plan and shall [*] as set forth in the Medical Affairs Plan.

9.4 Reports. Astellas (and Cytokinetics, if it exercises the right to field its own MSLs in the Co-Promotion Territory pursuant to Section 9.5) shall update the JMAC at each regularly scheduled JMAC meeting regarding its Medical Affairs Activities of the Collaboration Products. Each such update shall be in a form to be agreed by the JMAC and shall summarize its, its Affiliates’ and its sublicensees’ significant Medical Affairs Activities with respect to the Collaboration Products throughout the world. The update by Astellas will be at a level of detail reasonably requested by Cytokinetics and sufficient to enable Cytokinetics to determine Astellas’ compliance with its diligence obligations pursuant to Section 9.2.

9.5 Medical Scientific Liaisons. At any time after [*], Cytokinetics shall have the right to field its own MSLs in the Co-Promotion Territory in connection with [*] to be agreed upon by the Parties, but in any event [*]. If Cytokinetics exercises the option to Co-Promote pursuant to Section 8.6, Cytokinetics shall have the right to field MSLs [*], unless the Parties otherwise agree. Such MSLs of Cytokinetics shall perform certain Medical Affairs Activities allocated to them under the Medical Affairs Plan. Astellas shall reimburse the costs and expenses incurred by Cytokinetics in fielding the MSLs, which shall be calculated at a rate equal to [*] to account for the [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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ARTICLE 10

FINANCIAL PROVISIONS

10.1 Upfront Payment. Astellas shall pay to Cytokinetics a one-time, non-refundable, non-creditable upfront payment of sixteen million Dollars ($16,000,000) within thirty (30) days after the Effective Date.

10.2 Reimbursement of Research Plan Costs.

(a) Advance Payment. Within [*] days of the Effective Date, Astellas shall pay to Cytokinetics an amount equal to Cytokinetics’ estimated Research Plan Costs (as set forth in the initial Research Budget) for the then-current calendar quarter. Thereafter, during the Research Term, Astellas shall pay to Cytokinetics an amount equal to Cytokinetics’ estimated Research Plan Costs based on the then-current Research Budget for the upcoming calendar quarter, no later than [*] days before the first day of such calendar quarter.

(b) True-Up. Within [*] days after the end of each calendar quarter during the Research Term, Cytokinetics shall submit to Astellas a reasonably detailed report setting forth the actual Research Plan Costs incurred by or on account of Cytokinetics in such calendar quarter. If the estimated Research Plan Costs paid by Astellas pursuant to Section 10.2(a) above for such calendar quarter is less than Cytokinetics’ actual Research Plan Costs for such quarter, subject to Section 4.6, Astellas shall pay the deficit to Cytokinetics within [*] days after the receipt of such report. If the estimated Research Plan Costs paid by Astellas pursuant to Section 10.2(a) above for such calendar quarter is more than Cytokinetics’ actual Research Plan Costs for such quarter, the excess shall be credited towards Astellas’ next advance payment for Research Plan Costs (except where such report is the final such report to be provided by Cytokinetics, in which case the excess shall be refunded by Cytokinetics to Astellas within [*] days after the delivery of such report).

10.3 Reimbursements of Development Costs.

(a) Advance Payment. Within [*] days of the Effective Date, Astellas shall pay to Cytokinetics an amount equal to Cytokinetics’ estimated Development Costs (as set forth in the initial Cytokinetics Development Budget) for the then-current calendar quarter. Thereafter, for each upcoming calendar quarter in which Cytokinetics is anticipated to conduct Development activities under the Development Plan (other than [*]), Astellas shall pay to Cytokinetics an amount equal to Cytokinetics’ estimated Development Costs based on the then-current Cytokinetics Development Budget for the upcoming calendar quarter, no later than [*] days before the first day of such calendar quarter.

(b) True-Up. Within [*] days after the end of each calendar quarter in which Cytokinetics has conducted Development activities under the Development Plan, Cytokinetics shall submit to Astellas a reasonably detailed report setting forth the actual Development Costs incurred by or on account of Cytokinetics in such calendar quarter. If the estimated Development Costs paid by Astellas pursuant to Section 10.3(a) above for such calendar quarter is less than Cytokinetics’ actual Development Costs for such quarter, then Astellas shall pay the deficit to Cytokinetics to the extent [*] within [*] days after the receipt of such report. If the estimated

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Development Costs paid by Astellas pursuant to Section 10.3(a) above for such calendar quarter is more than Cytokinetics’ actual Development Costs for such quarter, the excess shall be credited toward the advance payment for Development Costs for the next upcoming calendar quarter (except where such report is the final such report to be provided by Cytokinetics, in which case the excess shall be refunded by Cytokinetics to Astellas within [*] days after the delivery of such report).

10.4 Reimbursement of [*]. Astellas shall, within [*] days after the receipt of [*] pursuant to Section [*], pay to Cytokinetics an amount equal to [*], which shall be [*] pursuant to Section [*].

10.5 Research and Development Milestone Payments.

(a) Research Milestones. Astellas shall pay to Cytokinetics the non-refundable, non-creditable payment set forth in the table below upon [*] achievement of each milestone event for each Compound in accordance with Section 10.5(d):

Milestone Event	Milestone Payment
[*]	[	*]
[*]	[	*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Development Milestones. Subject to Section 10.5(c), Astellas shall pay to Cytokinetics the non-refundable, non-creditable payment set forth in the table below upon [*] achievement of each milestone event (whether by or on behalf of Astellas or its Affiliates or sublicensees, or by or on behalf of Cytokinetics or its Affiliates) in accordance with Section 10.5(d):

Milestone Event	Milestone Payment
	[*] Activator				[*] Activator
	Lead Compound/ Lead Product		Collaboration Product containing a [*] Activator (other than the Lead Compound)		Collaboration Product containing a [*] Activator		Collaboration Product containing a [*] Activator
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]	[	*]
Total	[	*]	[	*]	[	*]	[	*]

Milestone events marked as *1 shall be referred to as “Earlier Milestone Events” and milestone events marked as *2 shall be referred to as “Later Milestone Events”.

(c) Interpretations of Section 10.5(b):

(i) [*] means the [*] as set forth in the Development Plan. For clarity, the [*] the Development Plan will be deemed to be [*] in the Development Plan.

(ii) [*] means any [*] as reflected in the Development Plan.

(iii) For determination of Astellas’ payment obligations set forth in Section 10.5(b), it is confirmed that, if a particular milestone for the [*] for a particular Collaboration Product, then [*] such milestone. For clarity, [*] refers to the [*] in the table above, e.g., [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(iv) Notwithstanding the foregoing, the [*] Collaboration Products, regardless of [*], subject to Section [*].

(v) The milestone payment obligation set forth in Section 10.5(b) shall be [*]. Accordingly, and subject to Section [*], [*] payments described in Section [*] Collaboration Product [*] Collaboration Products [*].

(d) Notice and Payment. Each Party shall notify the other Party in writing within [*] days after the achievement of any milestone set forth in this Section 10.5 by such Party, its Affiliates or its sublicensees. Astellas shall pay to Cytokinetics the applicable milestone payments within [*] days after the receipt of such notice from Cytokinetics (for milestones achieved by Cytokinetics) or achievement of such milestone by Astellas or its Affiliates or sublicensees.

(e) [*] If the JDC decides to [*] a Collaboration Product [*], then Astellas shall pay to Cytokinetics:

(i) [*] set forth in the [*] upon the achievement of [*] such Collaboration Product [*] such achievement is [*] achievement of such [*] the Collaboration Product, as well as [*] achievement of the same [*] Collaboration Product [*] other than the [*]; or

(ii) [*] set forth in the [*] upon the achievement of [*] such Collaboration Product [*] achieved in [*] other than the [*] the Collaboration Product.

(iii) It is confirmed that:

(A)	[*] under Section [*] in Section [*] under Section [*] in Section [*] under Section [*] in Section [*];

(B)	the achievement of the [*] by the Collaboration Products in a [*] set forth in Section [*];

(C)	upon the [*] achievement of the [*] by the Collaboration Products [*] (irrespective of whether such [*] the achievement of the [*] Collaboration Product [*]), Astellas shall make to Cytokinetics the milestone payment for the [*] of each such [*] such Collaboration Product [*] other than the [*]; and

(D)	achievement of a [*] a Collaboration Product [*] be deemed to have [*] and shall [*].

10.6 Commercial Milestones.

(a) Commercial Milestones. Astellas shall, in accordance with Section 10.6(b), pay to Cytokinetics the one-time, non-refundable, non-creditable payments set forth in the table below when the aggregated annual (based on Astellas’ fiscal year) worldwide Net Sales of all Collaboration Products first reach the values indicated below. For clarity, the milestone payments in this Section 10.6 shall [*] specified below is [*] for all such [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Annual worldwide Net Sales of all Collaboration Products	Milestone Payments
Equal or exceed [*]	[	*]
Equal or exceed [*]	[	*]
Equal or exceed [*]	[	*]
Equal or exceed [*]	[	*]

(b) Notice and Payment. Astellas shall notify Cytokinetics in writing within [*] days after the end of the calendar quarter during which the aggregated annual worldwide Net Sales of all Collaboration Products first reach the values set forth in Section 10.6(a) above, and shall pay to Cytokinetics the applicable milestone payments concurrent with such notice.

10.7 Royalty Payments for Products.

(a) Royalty Rates. Subject to the other terms of this Section 10.7, during the Royalty Term, Astellas shall make quarterly non-refundable, non-creditable royalty payments to Cytokinetics on the Net Sales of each Collaboration Product at the applicable royalty rate set forth below.

Worldwide Net Sales of each Collaboration Product in an Astellas’ fiscal year	Royalty Rate for Net Sales in such Astellas’ fiscal year
	Lead Product		Collaboration Product containing [*] Activator (other than the Lead Compound)		Collaboration Product containing [*] Activator
[*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]
[*]	[	*]	[	*]	[	*]

(b) Royalty Term. Astellas’ royalty payment obligations under this Agreement shall commence upon the First Commercial Sale of the first Collaboration Product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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anywhere in the world by Astellas, its Affiliates or its sublicensees, and shall continue, on a Collaboration Product-by-Collaboration Product and country-by-country basis, until the latest of (i) the expiration of the last to expire Valid Claim [*] such Collaboration Product in such country; (ii) the expiration of the last to expire Valid Claim [*] Collaboration Product, provided that [*] with respect to such Collaboration Product [*]; (iii) [*] with respect to such Collaboration Product in such country; and (iv) [*] years after the First Commercial Sale of such Collaboration Product in such country (the “Royalty Term”).

(c) [*]

(i) If a Collaboration Product is [*] in a country during the applicable Royalty Term [*] with respect to such Collaboration Product [*], and (i) such [*] in such country [*] or (ii) such [*] in such country and such [*] such Collaboration Product in such country [*] in such country, then the [*] such Collaboration Product in such country [*] the amount of the [*] so long as the [*] with respect to such Collaboration Product [*] in such country with [*].

(ii) If, for a particular Collaboration Product in a particular country, [*] the First Commercial Sale of such Collaboration Product in such country: (A) there is [*] such Collaboration Product [*]; and (B) the Royalty Term set forth in Section 10.7(b) [*] such Collaboration Product [*] such Collaboration Product [*], then the applicable [*] such Collaboration Product [*] so long as the [*] in this Section 10.7(c)(ii) [*]. This Section 10.7(c)(ii) shall not operate to [*] in Section [*].

(d) Basis for Royalty. This Section 10.7 is intended to provide for payments to Cytokinetics equal to the percentages of Net Sales set forth in this Section 10.7 for the duration of the Royalty Term. In establishing this payment structure, the Parties recognize, and Astellas acknowledges, the substantial value of the various actions and investments undertaken by Cytokinetics prior to the Effective Date and that Cytokinetics will undertake under this Agreement, and that the value of the Cytokinetics Technology licensed to Astellas hereunder resides substantially in Cytokinetics Know-How. As a result, the Parties attribute such value to Cytokinetics’ leading proprietary knowledge in the subject matter, including trade secrets, preclinical and clinical data pertaining to the Compounds and Collaboration Products, and regulatory filings made by Cytokinetics prior to the Effective Date, in each case created or generated by Cytokinetics through the expenditure of significant resources and as a result of Cytokinetics’ unique innovative capabilities. The Parties agree that because Cytokinetics is not separately compensated under this Agreement for such additional benefits, the royalties set forth above are appropriate for the duration of the Royalty Term. The Parties have agreed to the payment structure set forth herein as a convenient and fair mechanism for both Parties in order to compensate Cytokinetics for these additional benefits as part of the overall consideration for Cytokinetics to enter into this Agreement.

(e) Royalty Reports and Payment. Within [*] days after each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of the first Collaboration Product is made anywhere in the world, Astellas shall provide Cytokinetics with a report that contains the following information for the applicable calendar quarter, on a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Collaboration Product-by-Collaboration Product and country-by-country basis: (i) the amount of gross sales of the Collaboration Products, (ii) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, including any [*] in accordance with Section [*], and (iv) the exchange rate for such country. Within [*] days after each calendar quarter, Astellas shall pay in Dollars all royalties due to Cytokinetics with respect to Net Sales by Astellas, its Affiliates and their respective sublicensees for such calendar quarter.

10.8 Currency; Exchange Rate. All payments to be made by a Party to the other Party under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from the Party that receives the payment. The rate of exchange to be used in computing the amount of currency equivalent in Dollars for calculating Net Sales shall be made at the average quarterly rate as published by Bloomberg (based on 20:00 Tokyo time) for the applicable quarterly reporting period for which the payment is due, or such other source as the Parties may agree in writing. Astellas shall provide Cytokinetics with written documentation of the applicable average quarterly rate, in English, along with the applicable royalty report under Section 10.7(e).

10.9 Late Payments. If Cytokinetics does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to Cytokinetics from the due date until the date of payment at a [*] or the [*].

10.10 Taxes.

(a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Astellas to Cytokinetics under this Agreement. To the extent Astellas is required to deduct and withhold taxes on any payment to Cytokinetics, Astellas shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and the sum payable to Cytokinetics shall be increased to the extent necessary to ensure that Cytokinetics receives a sum equal to the sum which it would have received had there been no such withholding tax. Notwithstanding the foregoing, if Astellas is obliged to pay withholding taxes and Cytokinetics reasonably foresees that it will be able to utilize as a tax credit any amounts withheld or deducted by Astellas, Cytokinetics shall immediately so notify and, upon such notice, with respect to the amount in question, Astellas will be released from the obligation to increase the amount pursuant to this Section 10.10. Cytokinetics shall provide Astellas any tax forms that may be reasonably necessary in order for Astellas to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. Cytokinetics shall use reasonable efforts to provide any such tax forms to Astellas in advance of the due date. Each Party shall provide the other with reasonable assistance (i) to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement and (ii) in connection with any audit by any tax authority

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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relating to this Agreement. In the event Astellas increased the amount of its payment to Cytokinetics to account for any withholding tax, and Cytokinetics later utilizes any such amount withheld by Astellas to achieve any tax saving for the benefit of Cytokinetics in the form of a tax deduction, Cytokinetics shall notify Astellas in writing of the amount of such tax saving and Astellas shall have the right to credit such amount of tax saving against its future payment obligations to Cytokinetics.

10.11 Records and Audit Rights. Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Research Plan Costs, Development Costs, [*] to be reimbursed, achievement of sales milestones, royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records shall be open during regular business hours for a period of [*] years from the creation of individual records for examination by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement. Such audits not occur more often than once each calendar year. Such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments to or by the audited Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within [*] days after the accountant’s report, plus interest (as set forth in Section 10.9) from the original due date. The auditing Party shall bear the full cost of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in the financial report provided by the audited Party for the audited period, which underpayment or overpayment was more than [*] of the amount set forth in such report, in which case the audited Party shall reimburse the auditing Party for the costs for such audit. If any such overpayment exceeds such [*] amount, then the auditing Party will refund such amount to the audited Party within [*] days after the accountant’s report. On the other hand, if any such overpayment does not exceed such [*] amount, the auditing Party shall have the right to credit the amount of such overpayment against its future payment obligations to the audited Party, provided that such future payments are expected.

ARTICLE 11

INTELLECTUAL PROPERTY RIGHTS

11.1 Ownership of Collaboration Intellectual Property.

(a) All Collaboration Intellectual Property shall be [*]. Each Party shall [*] in any Collaboration Intellectual Property [*] the other Party, subject to [*]. To the extent any Collaboration Intellectual Property is [*] a Party, such Party shall, [*] such Collaboration Intellectual Property to the extent [*] the other Party [*]. To the extent any Patent Right [*] any Collaboration Intellectual Property [*] such Patent Right to [*].

(b) The Parties shall cooperate with respect to the filing, prosecution, maintenance and enforcement of Collaboration Patents through the JPC. This Agreement shall be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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deemed a joint research agreement under 35 U.S.C. §102(c) or §103(c), as applicable. and any foreign counterparts entered into for the purpose of researching, identifying and developing Compounds and Collaboration Products under the terms set forth herein.

11.2 Disclosure of Collaboration Intellectual Property. Each Party shall promptly disclose to the other Party all Collaboration Intellectual Property, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, directors, officers, employees, agents or independent contractors relating to such Collaboration Intellectual Property, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Collaboration Intellectual Property. Notwithstanding the foregoing, the Parties may [*] in connection with the Research Plan.

11.3 Patent Prosecution.

(a) Cytokinetics Sole Patents.

(i) Cytokinetics shall be responsible for filing, prosecuting and maintaining the Cytokinetics Patents, [*]. Cytokinetics shall consult with Astellas and keep Astellas reasonably informed of the status of the Cytokinetics Patents and shall promptly provide Astellas with copies of material correspondence received from any patent authorities in connection therewith. In addition, Cytokinetics shall promptly provide Astellas with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Cytokinetics Patents for Astellas’ review and comment prior to the submission of such proposed filings and correspondences. Cytokinetics shall confer with Astellas and reasonably consider Astellas’ comments prior to submitting such filings and correspondences, provided that Astellas shall provide such comments within [*] days of receiving the draft filings and correspondences from Cytokinetics. If Astellas does not provide comments within such period of time, then Astellas shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Cytokinetics Patents, the final decision shall be made by Cytokinetics, subject to subsection (ii) below. For the purpose of this Article 11, “prosecution” shall include any post-grant proceeding including supplemental examination, post-grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding, reexamination, patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions.

(ii) Cytokinetics shall notify Astellas in writing of any decision to cease prosecution and/or maintenance of, any Cytokinetics Patents in any country. Cytokinetics shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Cytokinetics Patent. Upon request by Astellas, Cytokinetics shall permit Astellas, at Astellas’ discretion and expense, to continue prosecution or maintenance of such Cytokinetics Patent in such country, and for as long as Astellas assumes such prosecution and maintenance at its own costs, such Cytokinetics Patent shall be [*].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(b) Collaboration Patents.

(i) Astellas shall be responsible for filing, prosecuting and maintaining any Collaboration Patents, [*]. Astellas shall consult with Cytokinetics and keep Cytokinetics reasonably informed of the status of the Collaboration Patents and shall promptly provide Cytokinetics with copies of material correspondence received from any patent authorities in connection therewith. In addition, Astellas shall promptly provide Cytokinetics with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Collaboration Patents for Cytokinetics’ review and comment prior to the submission of such proposed filings and correspondences. Astellas shall confer with Cytokinetics and reasonably consider Cytokinetics’ comments prior to submitting such filings and correspondences, provided that Cytokinetics shall provide such comments within [*] days of receiving the draft filings and correspondences from Astellas. If Cytokinetics does not provide comments within such period of time, then Cytokinetics shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Collaboration Patents, the final decision shall be made by Astellas, subject to subsection (ii) below.

(ii) Astellas shall notify Cytokinetics in writing of any decision to cease prosecution and/or maintenance of, any Collaboration Patents in any country. Astellas shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Collaboration Patent. In such event, Astellas shall permit Cytokinetics, at its discretion and expense, to continue prosecution or maintenance of such Collaboration Patent in such country, and for as long as Cytokinetics assumes such prosecution and maintenance at its own costs, such Collaboration Patent shall be [*].

(c) Astellas Patents.

(i) Astellas shall be responsible for filing, prosecuting and maintaining the Astellas Patents[*]. Astellas shall keep Cytokinetics reasonably informed of the status of the Astellas Patents.

(ii) Astellas shall notify Cytokinetics in writing of any decision to cease prosecution and/or maintenance of, any Astellas Patents in any country. Astellas shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Astellas Patent. In such event, Astellas shall permit Cytokinetics, at its discretion and expense, to continue prosecution or maintenance of such Astellas Patent in such country and, after such notice by Astellas, such Astellas Patent shall be [*].

(d) Collaboration. When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 11.3(a)(ii), 11.3(b)(ii), 11.3(c)(ii) or 13.3(c), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities. The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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11.4 Patent Enforcement.

(a) Each Party shall notify the other within [*] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Cytokinetics Patents, Astellas Patents or Collaboration Patents, which infringement adversely affects or is expected to adversely affect the Development or Commercialization of any Collaboration Product, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Cytokinetics Patents, Astellas Patents or Collaboration Patents (collectively “Product Infringement”).

(b) Astellas shall have the first right to bring and control any legal action in connection with any Product Infringement at its own expense as it reasonably determines appropriate, and Cytokinetics shall have the right to be represented in any such action by counsel of its choice. Astellas shall provide Cytokinetics and its counsel with copies all court filings and material supporting documentation, and, at the request of Cytokinetics, reasonable access to Astellas’ counsel for consultation, provided that, unless Cytokinetics is joined as a party to such action, any counsel retained by Cytokinetics shall not act as attorney of record for any such action, or conduct any legal proceedings as part of such action, unless specifically requested by Astellas and at Astellas’ expense. If Astellas decides not to bring such legal action, it shall so notify Cytokinetics promptly in writing and Cytokinetics shall have the right to bring and control any legal action in connection with such Product Infringement at its own expense as it reasonably determines appropriate after consultation with Astellas.

(c) Cytokinetics shall have the exclusive right to enforce the Cytokinetics Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Astellas shall have the exclusive right to enforce the Astellas Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Each Party shall have the right to enforce the Collaboration Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.

(d) At the request of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(e) In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Cytokinetics Patents, Astellas Patents or Collaboration Patents without the prior written consent of the other Party.

(f) Any recoveries resulting from enforcement action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in

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connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be [*], provided that, if [*], then such Remainder shall be [*] in accordance with Section [*].

11.5 Trademarks. Astellas shall have the right to brand the Collaboration Products using any trademarks and trade names it determines appropriate for the Collaboration Products, which may vary by country or within a country (“Product Marks”). Astellas shall own all rights in the Product Marks and shall register and maintain the Product Marks in the countries and regions that it determines reasonably necessary, at Astellas’ cost and expense. If Cytokinetics exercises its Co-Promotion option for a Collaboration Product, Astellas shall mark such Collaboration Product in the Co-Promotion Territory with logos of both Astellas and Cytokinetics in equal prominence.

ARTICLE 12

CONFIDENTIALITY; PUBLICATION

12.1 Duty of Confidence. Subject to the other provisions of this Article 12:

(a) all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, using Diligent Efforts, but in any event no less than in the same manner and with the same protections as the Receiving Party maintains its own confidential information;

(b) the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) the Receiving Party may disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) officers, employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

12.2 Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate through competent evidence that such Confidential Information:

(a) is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(b) is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(c) is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d) is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

12.3 Authorized Disclosures. Notwithstanding the obligations set forth in Sections 12.1 and 12.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

(a) such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with regulatory filings for Collaboration Products; (iii) is reasonably necessary for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use substantially consistent with to those set forth under this Article 12 (subject to subsection (b) below with respect to [*]), to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b) such disclosure is to [*], does not include the disclosure of Confidential Information relating to [*], and otherwise meets the requirements of subsection (a) above, in which case the Party [*] may agree with such [*] of no less than [*], and in any event no less than [*]. Notwithstanding the foregoing, the [*] Party may request that the other Party grant a waiver to such requirement, which waiver shall not be unreasonably withheld or delayed and may be provided by e-mail. Each Party agrees to use Diligent Efforts to respond to a request for such a waiver within [*] Business Days.

(c) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, (sub)licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; or

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(d) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 12, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

12.4 Publications. The JMAC (and prior to the establishment of the JMAC, the JRC (for Research-related publications) or the JDC (for Development-related publications)) (each of the JRC, JDC and the JMAC, the “Responsible Committee”) shall establish publication review and approval procedures for this Collaboration consistent with the publication policies of both Parties. The Parties shall review and approve any publication by either Party or its Affiliates or (sub)licensees relating to the Compounds or Collaboration Products, including scientific, health economic or pharmacoeconomic publications, in accordance with such procedures, considering Astellas’ and Cytokinetics’ interest in publishing the results of the work in the Research, Development, and Medical Affairs Activities in order to obtain recognition within the scientific or other applicable community and to advance the state of knowledge in the field, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, protecting reasonable business interests and trade secret information, and having an integrated approach to developing one or more Collaboration Products for one or more Indications. Consequently, except for disclosures permitted pursuant to Sections 12.3 and 12.5, each Party and their Affiliates, employee(s) and consultant(s) shall deliver to the Responsible Committee for review and comment a copy of any proposed publication or presentation that pertains to any Compound or Collaboration Product, pursuant to a procedure to be established by the Responsible Committee (but excluding general corporate publications and presentations), any such comments to be provided within [*] days of receipt. The Responsible Committee shall have the right to require modifications of the publication or presentation: (a) to protect each Parties’ respective Confidential Information; (b) for trade secret reasons or business reasons; and/or (c) to delay such submission for an additional [*] days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission.

12.5 Publicity; Use of Names.

(a) The Parties have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Exhibit J, to be issued by the Parties promptly after the mutual execution of the Agreement. No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 12.3 and this Section 12.5. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 12.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.

(b) A Party may disclose this Agreement in securities filings with the Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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applicable Law. In such event, the Party seeking such disclosure shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [*] Business Days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by applicable Law. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [*] Business Day period.

(c) Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities or by issuing a press release) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within [*] days after the receipt of such proposed disclosure, provided that in no event shall the Party having such disclosure obligation be required to delay its disclosure in a manner that may cause such Party to violate any Law or incur any legal liability.

(d) Other than the press release set forth in Exhibit J and any press release issued pursuant to Section 12.5(c), the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, Cytokinetics shall have the right to disclose publicly (including on its website): (i) the fact that it has entered into this Agreement; (ii) the commencement, progress, status, completion and key results of each clinical trials conducted by the Parties under this Agreement; (iii) the receipt of any milestone payments under this Agreement; (iv) Marketing Approval of any Collaboration Product; (v) the First Commercial Sale of any Collaboration Product; and (vi) royalties received from Astellas. For each such disclosure, unless Cytokinetics otherwise has the right to make such disclosure under this Article 12, Cytokinetics shall provide Astellas with a draft of such disclosure at least [*] Business Days prior to its intended release for Astellas’ review and comment, and shall consider Astellas’ comments in good faith. If Cytokinetics does not receive comments from Astellas within [*] Business Days, Cytokinetics shall have the right to make such disclosure without further delay. The Parties shall use reasonable efforts to coordinate the timing of such disclosures to be outside the trading hours of the NASDAQ and Tokyo stock markets, provided that neither Party shall be required to so delay such a disclosure where such delay would reasonably be expected to give rise to liability for or sanctions upon such Party in such Party’s sole judgment.

(e) The Parties agree that after a disclosure pursuant to Section 12.5(b), a press release (including the initial press release) or other public announcement pursuant to Section 12.5(c) has been reviewed and approved by the other Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent or approval.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(f) Each Party agrees that the other Party shall have the right to use such first Party’s name and logo in presentations, the company’s website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 12.5.

12.6 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Collaboration Product-by-Collaboration Product basis, until the expiration of the Royalty Term with respect to the applicable Collaboration Product, unless earlier terminated as set forth in Section 13.2 below (the “Term”). Upon expiration of the Royalty Term with respect to such Collaboration Product in such country, the license granted to Astellas under this Agreement with respect to such Collaboration Product in such country shall remain in effect on a perpetual, fully paid-up and royalty-free basis.

13.2 Termination.

(a) Termination by Astellas for Convenience. At any time after the expiration of the Research Term, Astellas may terminate this Agreement for convenience in its entirety or on a [*] basis by providing written notice of termination to Cytokinetics, which notice includes an effective date of termination at least one hundred eighty (180) days after the date of the notice. [*]

(b) Termination for Material Breach. If either Party believes that the other is in material breach of its obligations hereunder or material breach of any representation or warranty set forth in this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [*] days from such notice to dispute or cure such breach. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [*] days from the receipt of the notice to dispute or cure such breach. If

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Section 16.6, and the termination shall not become effective unless and until it has been determined under Section 16.6 that the allegedly breaching Party is in material breach of this Agreement. Notwithstanding the foregoing, if the material breach [*] and provided that such material breach [*] under this Section 13.2(b) shall [*] set forth in Section [*] with respect to such [*] except as provided in Section [*].

(c) Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Cytokinetics may terminate this Agreement if Astellas or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Cytokinetics Patents.

(d) Termination for Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [*] after the filing thereof, or if the other Party proposes or is a party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of its creditors.

13.3 Effect of Termination. Upon the termination (but not expiration) of this Agreement for any reason, all licenses and other rights granted to Astellas under the Cytokinetics Technology and Collaboration Intellectual Property shall terminate. In the case of a partial termination under Section 13.2(a) or 13.2(b), such licenses and rights will terminate solely with respect to [*]. In addition, the following consequences shall apply in the event of termination by Astellas pursuant to Section 13.2(a) or by Cytokinetics pursuant to Section 13.2(b), 13.2(c) or 13.2(d):

(a) [*] Products. Within [*] days after the effective date of termination, [*] Collaboration Products containing a [*] (the “[*] Products”). In addition, Astellas [*] Products in the [*].

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(b) [*] Products. [*]: (i) in the event this Agreement is terminated with respect to [*] (other than [*] Product), such [*] Product; and/or (ii) in the event [*] with respect to [*] Products containing such [*] (other than [*] Product(s)), in each case in [*] Products, such [*] the “[*] Products”, and collectively with [*], the “[*] Products”). [*] such [*] Products (other than any [*] Product) as follows:

(i) if on the effective date of such termination, the Parties have [*] for such [*] Product [*];

(ii) if on the effective date of such termination, the Parties have [*] for such [*] Product but have [*] for such [*] Product [*];

(iii) if on the effective date of such termination, the Parties have [*] for such [*] Product but have [*] for such [*] Product [*];

(iv) if on the effective date of such termination, the Parties have [*] for such [*] Product but have [*]; and

(v) if on the effective date of such termination, the Parties have [*] for such [*] Product and have [*] for such [*] Product [*].

In such event, Sections [*] shall apply to [*] (adjusted for [*]), and Section [*] shall no longer apply to the [*] Products. Cytokinetics may [*] by written notice to Astellas.

(c) Patent Prosecution and Enforcement. After the effective date of termination, Astellas shall promptly transfer to Cytokinetics, and Cytokinetics shall thereafter be solely responsible for, the prosecution and maintenance of Collaboration Patents that are [*] under Section [*] under Section [*]. Cytokinetics shall have the first right to enforce at Cytokinetics’ sole cost the Collaboration Patents that are [*] under Section [*] and the Collaboration Patents that are [*] under Section [*], in each case against any infringement that adversely affects or is expected to adversely affect any [*] Product.

(d) Regulatory Materials; Data. Within thirty (30) days of the effective date of such termination, Astellas shall transfer and assign to Cytokinetics, at no cost to Cytokinetics, all Regulatory Materials relating to any [*] Products, data from preclinical, non-clinical and clinical studies conducted by or on behalf of Astellas, its Affiliates or sublicensees relating to any [*] Products and all pharmacovigilance data (including all adverse event databases) relating to any [*] Products. At Cytokinetics’ request, Astellas shall provide Cytokinetics with assistance with any inquiries and correspondence with Regulatory Authorities relating to any [*] Product for a period of [*] after such termination.

(e) Trademarks. Astellas shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to Cytokinetics, at no cost to Cytokinetics, all Product Marks relating to any [*] Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of Astellas or its Affiliates or sublicensees). Cytokinetics and its Affiliates and licensees shall have the right to use other identifiers specific to such [*] Product (e.g., Astellas compound identifiers). Astellas shall also transfer to Cytokinetics any in-process applications for generic names for any [*] Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(f) Transition Assistance. Astellas shall provide the following transitional assistance, at its own cost unless specifically set forth below.

(i) If this Agreement is terminated in its entirety, Astellas shall promptly return to Cytokinetics all Know-How, data, materials and other Confidential Information made available to Astellas by Cytokinetics under this Agreement.

(ii) Upon request by Cytokinetics after termination of this Agreement, Astellas shall promptly provide Cytokinetics with a copy of each license agreement, collaboration agreement and/or vendor agreement then effective between Astellas (or its Affiliates) and a Third Party with respect to any [*] Product, or the Development, Manufacture and Commercialization thereof. Upon Cytokinetics’ request, Astellas shall use its Diligent Efforts to assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to Cytokinetics any such agreement(s) and shall permit Cytokinetics access through any communication portal so established with such Third Party under any agreement so assigned to Cytokinetics.

(iii) Astellas shall, at Cytokinetics’ request after termination of this Agreement, transfer (including when available, in electronic format) all Astellas Know-How and Collaboration Know-How relating to any [*] Products to Cytokinetics or its designee, including without limitation: study protocols, study results, analytical methodologies, CMC Information (including bulk and final product manufacturing processes, batch records, vendor information and validation documentation), expert opinions, analyses, in each case to the extent such materials pertain to any [*] Products, and shall provide Cytokinetics reasonable technical assistance in connection therewith. From and after such time, all such Know-How shall be deemed Confidential Information of Cytokinetics.

(iv) Astellas shall transfer to Cytokinetics or its designee any and all inventory of [*] Products (including all research materials, final product, bulk drug substance, intermediates, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession of Astellas, its Affiliates or sublicensees at Astellas’ Manufacturing Costs. Astellas shall continue or have continued any ongoing stability studies pertaining to any materials so transferred if such studies will take less than [*] to complete. The Parties will agree on the procedures by which to transfer any longer stability studies to Cytokinetics or its designee in a manner that minimizes the disruption of such studies.

(v) If at the time of such termination, Cytokinetics or its Affiliates are not Manufacturing a particular [*] Product, then, at Cytokinetics’ request, Astellas shall: (A) continue to Manufacture and supply Cytokinetics with such [*] Product at [*] for a period of [*] after such termination; (B) assign or transfer to Cytokinetics any Manufacturing agreement between Astellas and a Third Party contract manufacturer with respect to such [*] Product; and/or (C) transfer to Cytokinetics (or its designee) all Know-How and materials to enable Cytokinetics or such designee to assume the Manufacture and supply of such [*] Product and shall provide reasonable technical assistance in connection therewith;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(vi) If at the time of such termination, Astellas or its Affiliates are conducting any clinical trials for a [*] Product, then, at Cytokinetics’ election on a trial-by-trial basis: (A) Astellas shall fully cooperate, and shall ensure that its Affiliates fully cooperate, with Cytokinetics to transfer the conduct of all such clinical trials to Cytokinetics. [*] the conduct of such clinical trials after the effective date of such termination (except to the extent [*]); or (B) Astellas shall, [*], orderly wind-down the conduct of any such clinical trial which is not assumed by Cytokinetics under clause (A). In each case [*] in connection with the conduct or wind-down of all such clinical trials as of the effective date of such termination.

(vii) In addition to the foregoing, Astellas shall use its Diligent Efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted Development, Manufacturing, Commercialization and Medical Affairs Activities of [*] Products by Cytokinetics and to enable Cytokinetics to enter into an agreement with a Third Party to continue these activities with minimal disruption and delay.

(viii) Astellas shall transfer to Cytokinetics all rights to publications relating to any [*] Products (including data to be published, manuscript in preparation and pending publications).

(g) Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the provisions of Section 12.5, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

13.4 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Articles 1, 10 (solely with respect to payments accrued before the date of expiration or termination [*]), 15 (solely with respect to Claims arising from actions and/or omissions during the Term) and 16, and Sections 3.4(a)(v), 3.6(f), 3.8, 4.8, 7.6, 11.1(a), 11.1(b) (the second sentence only), 11.3(c), 11.3(d), 12.1, 12.2, 12.3, 12.6 13.3, 13.4, 13.5 and 14.5 shall survive the expiration or termination of this Agreement.

13.5 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

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ARTICLE 14

REPRESENTATIONS AND WARRANTIES

14.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

(b) it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(c) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

14.2 Representations and Warranties by Cytokinetics. Cytokinetics represents and warrants to Astellas as of the Effective Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Cytokinetics Patents listed in Exhibit C in a manner that is inconsistent with the license granted to Astellas under Section 3.1;

(b) to Cytokinetics’ knowledge, all Cytokinetics Patents are listed in Exhibit C;

(c) it has the right to grant the license and rights herein to Astellas and it has not granted any license, right or interest in, to or under the Cytokinetics Patents listed in Exhibit C to any Third Party that is inconsistent with the license granted to Astellas under Section 3.1;

(d) it has not received any written notice from any Third Party asserting or alleging that (i) the development of Cytokinetics Patents listed in Exhibit C prior to the Effective Date or (ii) the practice of any Cytokinetics Know-How that is contemplated to be utilized in the Research Plan as the Research Plan exists as of the Effective Date, infringed or misappropriated the intellectual property rights of such Third Party;

(e) to Cytokinetics’ knowledge, (i) the practice of Cytokinetics Patents listed in Exhibit C prior to the Effective Date, and (ii) the practice of any Cytokinetics Know-How that is contemplated to be utilized in the Research Plan as the Research Plan exists as of the Effective Date, did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by Cytokinetics to a Third Party;

(f) there are no judgments or settlements against or owed by Cytokinetics, and to Cytokinetics’ knowledge, there are no pending or threatened claims or litigation, in each case relating to Cytokinetics Patents listed in Exhibit C;

(g) up to and including the Effective Date, Cytokinetics has made available to Astellas the Lead Compound IND and [*]; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(h) Cytokinetics has sufficient legal and/or beneficial title and ownership in the Lead Compound IND to perform its rights and obligations under this Agreement; no Regulatory Authority has, to Cytokinetics’ knowledge, commenced or threatened to initiate any action or proceeding to refuse to file, reject, not approve, or withdraw the Lead Compound IND, nor has Cytokinetics received any notice to such effect; and to Cytokinetics’ knowledge, Cytokinetics is not in violation of any applicable Laws that could reasonably be expected to form the basis for such an action.

14.3 Representations and Warranties by Astellas. Astellas represents and warrants to Cytokinetics as of the Effective Date that:

(a) it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Astellas Patent listed in Exhibit A in a manner that is inconsistent with the license granted to Cytokinetics under Section 3.4;

(b) to Astellas’ knowledge, all Astellas Patents are listed in Exhibit A;

(c) it has the right to grant the license and rights herein to Cytokinetics and it has not granted any license, right or interest in, to or under the Astellas Patents listed in Exhibit A to any Third Party that is inconsistent with the license granted to Cytokinetics under Section 3.4;

(d) it has not received any written notice from any Third Party asserting or alleging that: (i) the development of Astellas Patents listed in Exhibit A prior to the Effective Date, or (ii) the practice of any Astellas Know-How that is contemplated to be utilized in the Research Plan as the Research Plan exists as of the Effective Date, infringed or misappropriated the intellectual property rights of such Third Party;

(e) to Astellas’ knowledge, there are no [*];

(f) to Astellas’ knowledge, (i) the practice of Astellas Patents listed in Exhibit A prior to the Effective Date, and (ii) the practice of any Astellas Know-How that is contemplated to be utilized in the Research Plan as the Research Plan exists as of the Effective Date, did not infringe any valid intellectual property rights owned or possessed by any Third Party and did not breach any obligation of confidentiality or non-use owed by Astellas to a Third Party; and

(g) there are no judgments or settlements against or owed by Astellas, and to Astellas’ knowledge, there are no pending or threatened claims or litigation, in each case relating to Astellas Patents listed in Exhibit A.

14.4 Mutual Covenants.

(a) No Debarment. In the course of the Research, Development, Manufacture and Commercialization of the Compounds and Collaboration Products, neither Party nor its Affiliates shall use any employee or consultant (including of any sublicensee), who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.

(b) Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the Research, Development, Manufacture, Commercialization and Medical Affairs Activities of the Compounds and Collaboration Products and performance of its obligations under this Agreement.

14.5 No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 14, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF ASTELLAS OR CYTOKINETICS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 15

INDEMNIFICATION; LIABILITY; INSURANCE

15.1 Indemnification by Cytokinetics. Cytokinetics shall indemnify and hold Astellas, its Affiliates and sublicensees and their respective officers, directors, agents and employees (“Astellas Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a) the Research, Development, Manufacture, Co-Promotion or Medical Affairs Activities of the Compounds and/or Collaboration Products by Cytokinetics or any of its Affiliates, licensees, sublicensees, distributors or contractors; or

(b) the negligence, recklessness or willful misconduct of any of the Cytokinetics Indemnitees; or

(c) the breach of any of the warranties or representations made by Cytokinetics to Astellas under this Agreement; or

(d) the breach by Cytokinetics of its obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the breach by any Astellas Indemnitee of any covenant, representation, warranty or other agreement made by Astellas in this Agreement or the negligence, recklessness or willful misconduct of any Astellas Indemnitee.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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15.2 Indemnification by Astellas. Astellas shall indemnify and hold Cytokinetics, its Affiliates, and their respective officers, directors, agents and employees (“Cytokinetics Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a) the Research, Development, Manufacture, Commercialization or Medical Affairs Activities of the Compounds and/or Collaboration Products by Astellas or any of its Affiliates, licensees, sublicensees, distributors or contractors; or

(b) the negligence, recklessness or willful misconduct of any of the Astellas Indemnitees; or

(c) the breach of any of the warranties or representations made by Astellas to Cytokinetics under this Agreement; or

(d) any breach by Astellas of its obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the breach by any Cytokinetics Indemnitee of any covenant, representation, warranty or other agreement made by Cytokinetics in this Agreement or the negligence, recklessness or willful misconduct of any Cytokinetics Indemnitee.

15.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 15.1 or 15.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 15.1 or 15.2 as to any Claim, pending resolution of the dispute pursuant to Section 16.6, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 15.1 or 15.2 upon resolution of the underlying Claim.

15.4 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 15. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

15.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 15.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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OBLIGATIONS OF ANY PARTY UNDER SECTION 15.1 OR 15.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS RELATING TO CONFIDENTIALITY OR INTELLECTUAL PROPERTY HEREUNDER.

15.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Collaboration Product is being clinically tested in human subjects or commercially distributed or sold. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [*] days prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 15.

ARTICLE 16

GENERAL PROVISIONS

16.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party, or unavailability of materials related to the Manufacture of Compounds or Collaboration Products. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

16.2 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with this Section 16.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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16.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

16.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Cytokinetics:

            Cytokinetics, Inc.

            280 East Grand Avenue

            South San Francisco, CA 94080

            USA

            Attn:         President

            Fax:           650-624-3010

            Copy to:     General Counsel

with a copy to:

            Cooley LLP

            3175 Hanover Street

            Palo Alto, CA 94304, USA

            Attn:     Robert L. Jones, Esq.

            Fax:       (650) 849-7400

If to Astellas:

            Astellas Pharma Inc.

            5-1, Nihonbashi-Honcho 2-chome

            Chuo-ku, Tokyo 103-8411

            Japan

            Attn:     Corporate Vice President, Legal & Compliance

            Fax:     [*]

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the fifth (5th) Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the tenth (10th) Business Day following the date of mailing, if sent by mail.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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16.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [*] and the patent laws of the United States without reference to any rules of conflict of laws.

16.6 Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not a matter addressed in Section 2.12 shall be finally shall be settled by binding arbitration administered by [*] pursuant to its [*] then in effect (the “[*] Rules”), except as otherwise provided herein. The arbitration shall be governed by the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The U.S. Federal Rules of Civil Procedure shall govern discovery and the U.S. Federal Rules of Evidence shall govern evidence for the arbitration. The arbitration will be conducted in San Francisco, California and the Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement. Any situation not expressly covered by this Agreement shall be decided in accordance with the [*] Rules. The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges to be presented to the Parties by [*]. Failing the agreement of the Parties as to the selection of the arbitrator within [*] days, the arbitrator shall be appointed by [*] in accordance with the [*] Rules. Notwithstanding any other provision of this Section 16.6, either Party shall have the right to seek and be granted exigent, injunctive or temporary relief in any court of competent jurisdiction.

16.7 Foreign Corrupt Practices Act Compliance.

(a) Compliance with FCPA. The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties or political party officials (or relatives or associates of such officials) (“FCPA Covered Person”) for the purpose of illegally influencing them, whether directly or indirectly, to obtain or retain business. This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors. A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa. By signing this Agreement, each Party warrants that:

(i) It is familiar with the provisions and restrictions contained in the OECD Convention and FCPA.

(ii) It shall comply with the FCPA in marketing, selling and/or servicing the Collaboration Products under this Agreement.

(iii) It shall not, in the course of its duties under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind to any FCPA Covered Person that would or could be construed as an illegal or corrupt practice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(iv) It is not an FCPA Covered Person or affiliated with any FCPA Covered Person.

(v) It shall immediately notify the other Party of any attempt by any FCPA Covered Person to directly or indirectly solicit, ask for, or attempt to extort anything of value from the first Party, and shall refuse any such solicitation, request or extortionate demand except a facilitating payment as expressly permitted under the FCPA.

(b) Compliance Certificate. From time to time upon request from one Party, the other Party shall submit a compliance certificate in the form set forth in Exhibit K stating that (i) it fully understands its obligations under this Section 16.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; (ii) it has been complying with this Section 16.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; and (iii) it will continue to comply with this Section 16.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date.

(c) No Action. In no event shall one Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any applicable laws and regulations, including the anti-bribery laws referenced in this Section 16.7.

(d) Due Diligence. Each Party shall have the right to visit the offices of the other Party from time to time during the term of the Agreement on an “as needed” basis and conduct due diligence in relation to the other Party’s business related to performance of its obligations under this Section 16.7 and may do so in the way it deems necessary, appropriate or desirable so as to ensure that the other Party complies with this Section 16.7 and any other applicable laws and regulations in its business operations. Each Party shall make every effort to cooperate fully with the other Party in any such due diligence.

(e) Audit. In the event that one Party has reason to believe that a breach of any obligation of the other Party under this Section 16.7 has occurred or may occur, the first Party shall have the right to select an independent third party to conduct an audit of the other Party and review relevant books and records of the other Party, to satisfy itself that no breach has occurred. Unless otherwise required under applicable laws and regulations or by order of a competent court or regulatory authority, the first Party shall ensure that the selected independent third party will keep confidential all audited matters and the results of the audit. The first Party does reserve the right to disclose to the U.S. or foreign government, its agencies and/or any other government or non-government party, information relating to a possible violation by the other Party of any applicable law, including a violation of the FCPA or any other applicable anti-bribery law.

16.8 Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that, effective as of the Effective Date, that certain Non-Disclosure Agreement between the Parties dated as of September 4, 2012, as amended (“Confidentiality Agreement”) shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement.

16.9 Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

16.10 Independent Contractors. Cytokinetics and Astellas are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cytokinetics nor Astellas shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

16.11 Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

16.12 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

16.13 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, no ambiguity in this Agreement shall be strictly construed against either Party.

16.14 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

16.15 Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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16.16 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.17 Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

<REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Cytokinetics, Inc.		Astellas Pharma Inc.

By:	/s/ Robert I. Blum	By:	/s/ Yoshihiko Hatanaka
Name:	Robert I. Blum	Name:	Yoshihiko Hatanaka
Title:	President and CEO	Title:	President and CEO

<SIGNATURE PAGE OF THE LICENSE AND COLLABORATION AGREEMENT BY AND BETWEEN

CYTOKINETICS, INC. AND ASTELLAS PHARMA INC.>

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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LIST OF EXHIBITS

Exhibit A:	Existing Astellas Patents
Exhibit B:	Compound Criteria
Exhibit C:	Existing Cytokinetics Patents
Exhibit D:	Retained Indications
Exhibit E:	[*] Patent Rights
Exhibit F:	Initial Alliance Managers and Committee Members
Exhibit G:	Initial Research Plan
Exhibit H:	Initial Development Plan
Exhibit I:	Term sheet for Co-Promotion Agreement
Exhibit J:	Press Release
Exhibit K:	Form of Certificate of Compliance

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit A

Existing Astellas Patents

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

A-i

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Exhibit B

Compound Criteria

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

B-i

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Exhibit C

Existing Cytokinetics Patents

Application Number	Country		Application Date
[*]	[	*]	[	*]

Patent Number	Country
[*]	[	*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

C-i

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Exhibit D

Retained Indications

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

D-i

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Exhibit E

[*] Patent Rights

Application Number	Country		Application Date		Patent Number
[*]	[	*]	[	*]	[	*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

E-i

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Exhibit F

Initial Alliance Managers and Committee Members

	Astellas	Cytokinetics
Joint Steering Committee	[*]	[*]
Joint Research Committee	[*]	[*]
Joint Development Committee	[*]	[*]
Joint Manufacturing Committee	[*]	[*]
Joint Patent Committee	[*]	[*]
Alliance Managers	[*]	[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

F-i

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Exhibit G

Initial Research Plan

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

G-i

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Exhibit H

Initial Development Plan

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

H-i

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Exhibit I

Term sheet for Co-Promotion Agreement

This Exhibit sets forth material terms and conditions that, together with the terms of Section 8.6 of the Agreement, shall be incorporated into a Co-Promotion Agreement to be negotiated and entered into by the Parties for the Collaboration Product for which Cytokinetics exercises its option to Co-Promote in accordance with Section 8.6 of the Agreement (such Collaboration Product, the “Co-Promotion Product”).

[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

I-i

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Exhibit J

Press Release

News Release

CYTOKINETICS AND ASTELLAS ANNOUNCE COLLABORATION

IN THE FIELD OF SKELETAL MUSCLE ACTIVATION

Collaboration Will Focus on Expanding the New Frontier of Muscle Biology

Cytokinetics is Eligible to Receive Over $40 Million During the Initial Two Years

in Addition to Over $450 Million in Potential Milestone Payments plus Royalties

South San Francisco, CA, and Tokyo, June 25, 2013 – Cytokinetics, Incorporated (NASDAQ:CYTK) and Astellas Pharma Inc. (Tokyo Stock Exchange: 4503, “Astellas”) announced today a collaboration focused on the research, development and commercialization of skeletal muscle activators. The primary objective of the collaboration is to advance novel therapies for diseases and medical conditions associated with muscle weakness. The parties will jointly conduct research in the area of skeletal muscle activation. Astellas will have the exclusive rights to develop and commercialize drug candidates that may arise from these activities, subject to certain Cytokinetics’ development and commercialization rights. In addition, Cytokinetics has granted Astellas an exclusive license to co-develop and commercialize Cytokinetics’ drug candidate CK-2127107 in certain indications.

In this collaboration, Cytokinetics will combine its foremost position in the discovery and mechanistic biology of small molecule activators of skeletal muscle contractility with Astellas’ advanced pharmaceutical discovery, development, and commercialization capabilities. During the two-year collaborative research term, the companies will focus on expanding emerging opportunities in skeletal muscle contractility and will together identify, characterize, and optimize fast skeletal troponin activators and other potential novel mechanism skeletal muscle activators. The joint research program is designed to leverage the two companies’ cutting-edge capabilities in discovery technologies, medicinal chemistry, analytical chemistry, structural biology, computational chemistry, and the pharmacology of muscle contractility.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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“We are pleased to enter into this collaboration with Astellas, which will enable us to expand our research and development in the area of skeletal muscle activators,” stated Cytokinetics’ President and Chief Executive Officer, Robert I. Blum. “Through this collaboration, we intend to jointly investigate the potential role that CK-2127107 and follow-on skeletal muscle activators can play in providing functional improvements in patients with diseases characterized by muscle weakness and fatigue. We are impressed with Astellas’ strategic vision and capabilities in the areas of novel mechanism biopharmaceutical research and development.”

“We are excited to work with Cytokinetics to expand the new frontier of muscle biology related to the very innovative mechanism of action of skeletal muscle activation,” stated Yoshihiko Hatanaka, Astellas’ President and Chief Executive Officer. “This new collaboration illustrates Astellas’ important commitment to enhance its abilities to generate innovative drugs by deploying cutting-edge science, accessing distinguished internal and external talent, and utilizing the optimal research environment.”

Under the collaboration, Cytokinetics has exclusively licensed to Astellas the rights to co-develop and commercialize CK-2127107, a fast skeletal troponin activator drug candidate, for potential application in non-neuromuscular indications. CK-2127107, which is currently in Phase I clinical development, will be developed jointly by Cytokinetics and Astellas. Under the agreement, Cytokinetics will be primarily responsible for the conduct of Phase I clinical trials and certain Phase II readiness activities for CK-2127107 and Astellas will be primarily responsible for the conduct of subsequent development and commercialization activities for CK-2127107. Astellas will have exclusive rights to develop and commercialize other fast skeletal troponin activators in non-neuromuscular indications and to develop and commercialize other novel mechanism skeletal muscle activators in all indications, subject to certain Cytokinetics’ development and commercialization rights. Outside the collaboration, Cytokinetics will continue to independently develop tirasemtiv, a fast skeletal troponin activator currently in Phase II clinical trials, for the potential treatment of amyotrophic lateral sclerosis and other neuromuscular disorders.

Cytokinetics is eligible to receive over $40 million in the form of an upfront payment and reimbursement of sponsored research and development activities during the initial two years of the collaboration. In addition, Cytokinetics is eligible to receive over $450 million in pre-commercialization and commercialization milestones plus royalties. The parties will jointly conduct research to identify next-generation skeletal muscle activators to be nominated as drug candidates. Astellas will be responsible for the activities and costs associated with the development of collaboration products. Cytokinetics retains an option to conduct early-stage development for certain agreed indications at its initial expense, subject to reimbursement if development continues under the collaboration. Astellas will have the exclusive right to commercialize collaboration products worldwide, subject to Cytokinetics’ option to co-promote collaboration products in the United States and Canada. In connection with the co-promotion activities, Astellas will reimburse Cytokinetics for certain expenses associated with its promotion activities.

Cytokinetics Conference Call / Webcast

Cytokinetics will host a conference call on Tuesday, June 25, 2013 at 8:00 a.m. Eastern Time. The conference call will be simultaneously webcast and will be accessible in the Investor Relations section of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Cytokinetics’ Web site; for further information please go to www.cytokinetics.com. The live audio of the conference call is also accessible via telephone to investors, members of the news media and the general public by dialing either (866) 999-2985 (CYTK) (United States and Canada) or (706) 679-3078 (International) and typing in the passcode 97237344. An archived replay of the webcast will be available via Cytokinetics’ Web site until July 25, 2013. The replay will also be available via telephone from June 25, 2013 at 11:00 a.m. Eastern Time until July 2, 2013 by dialing (855) 859-2056 (United States and Canada) or (404) 537-3406 (International) and typing in the passcode 97237344.

About Cytokinetics

Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and other medical conditions. Cytokinetics currently has three compounds in clinical development: omecamtiv mecarbil in Phase II for acute and chronic heart failure, tirasemtiv in Phase II for amyotrophic lateral sclerosis and CK-212107 in a Phase I study in healthy volunteers. All of the company’s drug candidates have arisen from Cytokinetics’ muscle biology focused research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at http://www.cytokinetics.com.

About Astellas

Astellas Pharma Inc., located in Tokyo, Japan, is a pharmaceutical company dedicated to improving the health of people around the world through the provision of innovative and reliable pharmaceuticals. Astellas has approximately 17,000 employees worldwide. The organization is committed to becoming a global category leader in Urology, Immunology (including Transplantation) and Infectious diseases, Oncology, Neuroscience and DM Complications and Kidney diseases. For more information on Astellas Pharma Inc., please visit the company website at www.astellas.com/en.

Forward-Looking Statements: Cytokinetics

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and Astellas’ planned research and development activities; potential milestone payments, royalties and other payments; the expected roles of Cytokinetics and Astellas under the collaboration and in developing or commercializing drug candidates or products subject to the collaboration; the utility and benefits of Cytokinetics’ and Astellas’ respective technical capabilities; the indications to be pursued under the collaboration; Cytokinetics’ continued development of tirasemtiv; and the properties and potential benefits of Cytokinetics’ skeletal muscle activators. Such statements are based on management’s current expectations,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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but actual results may differ materially due to various risks and uncertainties, including, but not limited to: Cytokinetics anticipates that it will be required to conduct at least one confirmatory Phase III clinical trial of tirasemtiv in ALS patients which will require significant additional funding, and it may be unable to obtain such additional funding on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

Forward-Looking Statements: Astellas

This press release includes forward-looking statements based on assumptions and beliefs in light of the information currently available to management and subject to significant risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact, including plans, strategies and expectations for the future, statements regarding the expected timing of filings and approvals relating to the transaction, the expected timing of the completion of the transaction, the ability to complete the transaction or to satisfy the various closing conditions, future revenues and profitability from or growth or any assumptions underlying any of the foregoing. Statements made in the future tense, and words such as “anticipate,” “expect,” “project,” “continue,” “believe,” “plan,” “estimate,” “pro forma,” “intend,” “potential,” “target,” “forecast,” “guidance,” “outlook,” “seek,” “assume,” “will,” “may,” “should,” and similar expressions are intended to qualify as forward-looking statements. Forward-looking statements are based on estimates and assumptions made by management that are believed to be reasonable, though they are inherently uncertain and difficult to predict. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.

Actual financial results may differ materially depending on a number of factors including adverse economic conditions, currency exchange rate fluctuations, adverse legislative and regulatory developments, delays in new product launch, pricing and product initiatives of competitors, the inability of the company to market existing and new products effectively, interruptions in production, infringements of the company’s intellectual property rights and the adverse outcome of material litigation. This press release contains information on pharmaceuticals (including compounds under development), but this information is not intended to make any representations or advertisements regarding the efficacy or effectiveness of these pharmaceuticals nor provide medical advice of any kind.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Contact:

Cytokinetics, Inc.

Joanna L. Goldstein (Investors & Media)

(650) 624-3000

Astellas Pharma Inc.

Corporate Communications

Tel: +81-3-3244-3201

Fax: +81-3-5201-7473

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Exhibit K

Form of Certificate of Compliance

I, [                                             ] of Astellas Pharma Inc., which is conducting business with Cytokinetics, Inc. per our License and Collaboration Agreement dated [                                        ].

I hereby acknowledge and certify that I am familiar and knowledgeable about the requirements of the FCPA and other applicable Anti-Corruption Laws and their requirements.

I certify that Astellas has not, and will not, take any action in furtherance of an unlawful offer, promise, or payment to a foreign official that would cause Cytokinetics, Inc. to be in violation of the FCPA, any other applicable Anti-Corruption Law. I further certify that Astellas has made no agreement or commitment, directly or indirectly, which, if carried out in the future, would cause Cytokinetics, Inc. to be in violation of the FCPA or any other applicable Anti-Corruption Law.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.) as amended.

“Anti-Corruption Laws” shall mean all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls.

Signature:
Printed Name:
Title:
Company:	Astellas Pharma Inc.
Dated:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Form of Certificate of Compliance

I, [                                        ] of Cytokinetics, Inc., which is conducting business with Astellas Pharma Inc. per our License and Collaboration Agreement dated [                                        ].

I hereby acknowledge and certify that I am familiar and knowledgeable about the requirements of the FCPA and other applicable Anti-Corruption Laws and their requirements.

I certify that Cytokinetics has not, and will not, take any action in furtherance of an unlawful offer, promise, or payment to a foreign official that would cause Astellas Pharma Inc. to be in violation of the FCPA, any other applicable Anti-Corruption Law. I further certify that Cytokinetics has made no agreement or commitment, directly or indirectly, which, if carried out in the future, would cause Astellas Pharma Inc. to be in violation of the FCPA or any other applicable Anti-Corruption Law.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.) as amended.

“Anti-Corruption Laws” shall mean all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls.

Signature:
Printed Name:
Title:
Company:	Cytokinetics, Inc.
Dated:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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